Kiddie Academy of Flowerfield Amendment #1                           Page 1 of 6


                              AMENDMENT #1 TO LEASE

                                     BETWEEN

                        GYRODYNE COMPANY OF AMERICA, INC.
                                   (Landlord)

                                       AND

                           CARIN PEREZ AND LUIS PEREZ
                                    (Tenant)

      This Lease Amendment, dated October 7, 1997 is between Gyrodyne Company of America, Inc. ("GCA") as Landlord having its principal place of business at 7 Flowerfield, Suite 28, St. James, New York and Carin Perez and Luis Perez ("Perez"), having its principal place of business (referred to collectively as the ("Parties") at 7 Flowerfield, Suite 44 and 74 and amends the Agreement of March 23, 1995 the ("Lease"). It is mutually agreed and understood that Tenant has rented from Landlord 7 Flowerfield, Suite 74, deemed to be approximately 1,350 square feet for a term commencing September 1, 1996 and ending on the Expiration Date of the Lease between the Parties and as herein amended.

Article 1 DEFINITIONS

1. The term "Suite 74" includes the Leased Premises defined herein as set forth in Exhibit F.

2. The term "Leased Premises" as defined in the Lease is hereby amended to include Suite 74.

3. All terms and definitions set forth in the Lease of March 23, 1995 are applicable to this Amendment unless specifically amended herein.

Article 2 RENT ABATEMENTS

      The Rent Schedule in Exhibit E of the Lease is hereby deleted in its entirety and replaced with Exhibit E2 attached hereto and made a part hereof. It is mutually agreed and understood that Landlord is granting a rent abatement on Suite #74 effective September 1, 1996 ending November 30, 1996. It is mutually agreed that No Base Rent, exclusive of adjustments as provided in Addendum
Section V, Paragraph 4. items (a), (b), (c), (d) and (e), shall be due for the following month(s): September, October and November, 1996. The entire Base Rent otherwise due and payable for the Abatement Month(s) shall become immediately due and payable upon the occurrence of an event of default by Tenant under this Lease, default as defined in Addendum Section V, Paragraph 10. subparagraph DEFAULT. Effective December 1, 1996 and for the


Kiddie Academy of Flowerfield Amendment #1                           Page 1 of 6

Kiddie Academy of Flowerfield Amendment #1                           Page 2 of 6


subsequent 33 months ending August 31, 1999 Tenant shall pay a base rent of $1,000.00 per month exclusive of the underlying pass-throughs provided in Lease Addendum Section V, Paragraph 4. items (a), (b), (c), (d) and (e). It is agreed that effective September 1, 1999, and thereafter, the rental rate applicable to Suite #74 shall be equal to the rental rate applicable to Suite #44.

Article 3

      Intentionally omitted.

Article 4 AIR CONDITIONING MAINTENANCE

      The following provision replaces Addendum Section I, Paragraph 5. Air Conditioning Maintenance in its entirety.

      In order to reflect the actual as-built premises and the addition of Suite #74, Landlord and Tenant agree to the following:

      There are eight (8) five (5) ton roof (Suite #44) and one (1) four (4) ton ground mount (Suite #74) air conditioning systems that serve the demised premises. The Tenant shall have the option to utilize these systems provided Landlord is notified by Tenant, not later than March 1st of each year, that said systems will be used. For the first five (5) years of this Lease, the Landlord shall, for Suite #44, at no cost to Tenant, on a best efforts basis, maintain, service, repair, and replace parts as needed to keep these systems in good operating condition. In the event Tenant abuses or is negligent in the proper operation of the air conditioning system, then any and all expenses related to the repair of the air conditioning system(s) as a result of the abuse or negligent use shall be payable by Tenant to Landlord as additional rent. On the sixth anniversary of the Commencement Date of this Lease, Tenant shall have the option of either (a) paying to Landlord a base charge of six thousand dollars ($6,000.00) per annum for air conditioning maintenance thereafter adjusted annually by the same factor utilized in Addendum Section V, Paragraph 4. Subparagraph (f) Cost of Living Adjustments or; (b) electing to retain an independent contractor, acceptable to Landlord, to maintain the air conditioning system. Tenant shall notify Landlord of its intention at least thirty (30) days prior to the sixth anniversary date of the Lease. Tenant shall submit to Landlord the name of the air conditioning maintenance contractor for Landlord's approval, which approval will not be unreasonably withheld. In addition, if Tenant elects to retain an independent contractor, Tenant will return the air conditioning system(s) to Landlord at the end of the lease term, in its original condition on the Commencement Date less normal wear and tear. In the event that Tenant elects to maintain the air conditioning system by using an independent contractor for two consecutive years, Landlord will have the option to refuse to thereafter provide maintenance for the air conditioning system.

      It is mutually agreed that the new air conditioning unit in Suite #74 shall be subject to the same conditions as pertain to the eight units in Suite #44 with the exception that the Tenant's


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
Kiddie Academy of Flowerfield Amendment #1                           Page 3 of 6


maintenance payment obligation shall increase to six thousand seven hundred fifty dollars ($6,750.00) upon the seventh anniversary of the Commencement Date of the lease dated 23 March, 1995. All other terms and conditions under the lease of 23 March, 1995 apply.

Article 5 SEPTIC SYSTEM

      It is agreed that the additional bathroom and sink drains installed in Suite #74 have been connected to cesspool systems already assigned for Tenant's exclusive use. Landlord and Tenant herewith agree that Addendum Section I, Paragraph 8. is herewith reaffirmed in its entirety.

Article 6 PROPANE HOT WATER HEATER

      In order to reflect the actual as-built premises, Landlord recognizes that Tenant installed a propane fired hot water heater in Landlord's boiler room to provide hot water to the Leased Premises during the period April 15 to October 15 of each year. The parties have agreed that from October 16 to April 15, annually, Tenant shall receive, at no additional charge to Tenant, all its hot water from Landlord's oil fired hot water heating system reflecting the standard winter heating season. From April 16 to October 15, annually, Tenant shall be responsible for providing hot water at its sole expense. In recognition that the boiler is totally inactive during the summer season (April 16-October 15) and that the hot water heater is totally inactive during the winter season (October 16-April 15), it is agreed that the parties hereto will cause the propane tank to be filled annually at April 15th by the Landlord and October 15th by the Tenant in order to maintain a "found it full, left it full" system of expense allocation. As a convenience to Tenant, Landlord will order propane and bill Tenant as appropriate.

Article 7 RENT SECURITY

      It is agreed that Tenant has leased additional improved space from the Landlord effective September 1, 1996, now therefore, the herein covenant shall modify Addendum Section V, Paragraph 1. Rent Security. Tenant shall be obligated to deposit an additional six thousand dollars ($6,000.00) rent security, payable, two thousand dollars ($2,000.00) September 1, 1997, two thousand dollars ($2,000.00) September 1, 1998 and two thousand dollars ($2,000.00) September 1, 1999. Said total amount to remain on deposit for the balance of the lease term with each deposit payment subject to all the terms and conditions applicable to rent security. All other provisions of Addendum Section V, Paragraph 1. are herewith reaffirmed in their entirety.

Article 8 GARBAGE/TRASH REMOVAL COST - FOR ESCALATION PURPOSES ONLY:

      Addendum Section V, Paragraph 4. (d) Garbage/Trash Removal Cost - For Escalation Purposes Only is herewith amended to read $3,894.00 ($.30 x 12,980 sq. ft.) of the base annual rent is allocated to garbage/trash and recyclable material removal for the demised premises.


Kiddie Academy of Flowerfield Amendment #1                          Page 3 of 6

Kiddie Academy of Flowerfield Amendment #1                          Page 4 of 6


Landlord has reserved in the rental base a flat $.101 charge per square foot for the removal of pallets, oversized debris, dumpster area cleanup, land allocation expense and overhead charges. It is mutually agreed that the $.30/sqft rate is a pro rata apportionment of cartage expenses for garbage and separable recyclables. Any change in the Town of Smithtown Town Code which may: establish a commercial cartage district, implement direct charge tipping fee(s) and/or administrative assessment(s) on Landlord, change the composition of required recyclable(s), or otherwise impact the total cartage expense allocable to the demised premises shall be passed-through to Tenant. Further, if at any time after the commencement of this lease and before the end of the lease term period, the cartage rates charged to the Landlord by the Landlord's carter increase, there will be an adjustment in the annual rent predicated on Tenant's allocable base. Tenant's base "peg" for all additional charges, regardless of source, shall be 12,980/100,214 sq. ft. or 13% of the total current bill of $30,000.60. The total cartage bill for calculation purposes shall be deemed to include all Town of Smithtown and cartage company charges plus applicable federal, state and local taxes. Any resultant additional rental, converted to a monthly charge, shall be added to the monthly rental rate in effect at that time.

Article 9 PARKING

      In order to reflect the actual as-built premises and accommodate Tenant's rental of Suite #74, Addendum Section I, Paragraph 2. Parking is herewith amended to read forty-five (45) in the parking area superseding the twenty-five
(25) spaces originally allocated. In addition, seven (7) parking spaces at the entrance supersedes two (2) parking spaces at the entrance.

Article 10 TRADE FIXTURES

      Section III, Paragraph 1. (f) is hereby amended to include:

            Propane fired fast recovery Hot Water Heater
            Awning with metal frame
            Iron Mountain Forge 6502 - Play Center 2
            Iron Mountain Forge KK48 - 3 Slide Climber
            Iron Mountain Forge KK102 - Activity House
            Iron Mountain Forge KK56 - Sand Structure with Roof
            Iron Mountain Forge SR1 04-M - Whale Kid Rider Spring Rocker Iron Mountain Forge SR1 06-IM - 4 Seat Teeter Totter
            Iron Mountain Forge SR1 08-JM - Bulldozer Kid Rider Spring Rocker Blinds in all interior and exterior windows
            Miscellaneous shelving
            Eight (8) GE refrigerators
            Three (3) microwaves
            One (1) Delfield commercial refrigerator
            One (1) Three compartment sink
            One (1) CresCor food warming unit


Kiddie Academy of Flowerfield Amendment #1                           Page 4 of 6

Kiddie Academy of Flowerfield Amendment #1                           Page 5 of 6


            Miscellaneous pantry equipment
            A leased ADT Security and Surveillance System

Article 11

      It is mutually agreed and understood that Tenant has caused to have installed, at its sole expense, electrically operated germicidal sterilization units which are an integral part of the HVAC systems. It is agreed Tenant shall maintain said units at its sole expense.

Article 12 CORPORATE GUARANTY OF LEASE

      The "Corporate Guaranty of Lease" dated March 23, 1995 will remain in full force and effect under the terms and conditions set forth in the Lease. However, the Parties hereby agree that although the Guarantor of the Lease, Maryland Day Care Centers, Inc. recognizes this Amendment #1 to the Lease, it does not guaranty those obligations beyond those guaranteed upon the execution of the Lease of March 23, 1995.

Article 13

      This Agreement sets forth all of the covenants between the Parties to this Agreement respecting the matters set forth herein and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among them, other than as set forth in this Agreement and the Lease. This Agreement and the Lease is intended by the parties to completely express the full agreement of the Parties and has been entered after full investigation, neither party relying upon any statement made by anyone else that is not set forth in this Agreement or the Lease. Except as otherwise provided in this Agreement, no alteration, amendment, change or addition to this Agreement shall be binding on any party to this Agreement unless and until in writing and signed by the parties hereto.

      The covenants, conditions and agreements contained herein shall bind and inure to the benefit of the parties hereto and their respective heirs, distributees, executors, administrators, successors and assigns.

      This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

      The Lease, except as amended herein, is in full force and effect.

      Conflict: Should any conflict in terms and conditions arise between this Amendment and the Lease, the terms contained in this Amendment shall supersede over the conflicting terms in the Lease.


Kiddie Academy of Flowerfield Amendment #1                           Page 5 of 6

Kiddie Academy of Flowerfield Amendment #1                           Page 6 of 6


WITNESS:                                Gyrodyne Company of America, Inc.

             10/7/97                    /s/ [ILLEGIBLE}
--------------------------------        -----------------------------------


                                        TENANT:

                                        /s/ Carin A. Perez
--------------------------------        -----------------------------------
                                        Carin Perez

                                        /s/ Luis Perez
--------------------------------        -----------------------------------
                                        Luis Perez


                                        GUARANTOR:
                                        Maryland Day Care Centers, Inc.

                                        /s/ George Miller
--------------------------------        -----------------------------------
                                        George Miller, President


Kiddie Academy of Flowerfield Amendment #1                           Page 6 of 6

                                   EXHIBIT E 2
                        GYRODYNE COMPANY OF AMERICA, INC.
                           CARIN PEREZ AND LUIS PEREZ
                            C.O.L ADJUSTMENT SCHEDULE
            5% INCREASE FIRST 3 YEARS AND 4% RATE INCREASE THEREAFTER

  LEASE CALCULATED WITH 3 MONTHS FREE RENT AND DISCOUNT OF $160,716.35 APPLIED
                              IN FIRST THREE YEARS

                                                                           NOMINAL                     REVENUE LESS
SUITE 44                                                                  UNADJUSTED                   $1 PER SO FT   AVERAGE COST
                                              BASE                        REVENUE @                   DISCOUNT 3YRS      PER SQ FT
                                             RENTAL       YEAR              $17.50                    & 3 MO'S FREE
*PER SQ. FT  $17.50     11630 SOFT  ANNUAL  $203,525.00   SEP95-AUG96     $203,525.00  3M0 RENT FREE    $112,464.66       $9.67
              GROSS                 MONTHLY  $16,960.42   SEP96-AUG97     $211,953.84   5% INCREASE     $158,381.72      $13.62
                                                          SEP97-AUG98     $220,804.13   5% INCREASE     $167,232.01      $14.38
                                                          SEP98-AUG99     $230,096.93   5% INCREASE     $230,096.93      $19.78
                                                          SEP99-AUGOO     $237,902.88   4% INCREASE     $237,902.88      $20.46
                                                          SEPOO-AUGO1     $246,021.07   4% INCREASE     $246,021.07      $21.15
                                                                        -------------                 ---------------------------
                   TOTAL RENTAL INCOME FIRST 6 YRS                      $1,350,303.84                 $1,152,099.26      $16.51
                                                                        -------------                 ---------------------------
                                                          SEPO1-AUGO2     $254,463.98   4% INCREASE     $254,463.98      $21.88
                                                          SEPO2-AUGO3     $262,244.62   4% INCREASE     $263,244.62      $22.63
                                                          SEPO3-AUGO4     $272,376.47   4% INCREASE     $272,376.47      $23.42
                                                          SEPO4-AUGO5     $281,873.61   4% INCREASE     $281,873.61      $24.24
                                                          SEPOS-AUGO6     $291,750.63   4% INCREASE     $291,750.63      $25.09
                                                                        -------------                 ---------------------------
                   TOTAL RENTAL INCOME SECOND 5 YRS                     $1,383,709.31                 $1,363,709.31      $23.45
                                                                        -------------                 ---------------------------
                   TOTAL RENTAL FIRST 11 YEARS                          $2,714,013.15                 $2,515,808.57      $19.67
                                                                        -------------                 ---------------------------

                                                ANNUAL
    MONTHLY          COLA         MONTHLY        COLA
     RENT           BASE (A)   COLA INCREASE   INCREASE
   $12,496.07 (B)  $168,576.85
   $13,198.48 (B)  $177,005.89    $702.40      $8,428.84
   $13,936.00 (B)  $185,855.98    $737.52      $8,850.28
   $19,174.74      $195,148.78    $774.40      $9,292.80
   $19,825.24      $202,954.73    $650.50      $7,805.95
   $20,501.78      $211,072.92    $876.52      $8,118.19
-----------------
   $16,697.09
-----------------
   $21,205.33      $219,515.83    $703.58      $8,442.92
   $21,937.05      $228,296.47    $731.72      $8,780.63
   $22,698.04      $237,428.32    $780.99      $9,131.86
   $23,489.47      $246,925.46    $791.43      $9,497.13
   $24,412.55      $256,802.48    $823.08      $9,877.02
-----------------
   $22,728.49
-----------------
   $19,302.39
-----------------

SUITE 44 ADJUSTMENTS
(A) COLA BASE IS LOWER THAN THE BASE RENTAL BY $34,948.16 ($3.005 x 11630 SQ FT)
(B) THREE MONTHS FREE RENT OF $37,488.22 IS BASED ON ANNUAL NET RENT AFTER 1/3 OF THE DISCOUNT($203,525-$53,572.12/ 12 X3)

                                                                        NOMINAL                       REVENUE LESS
SUITE 74                                                               UNADJUSTED                     & 3 MO'S FREE   AVERAGE COST
                                              BASE                     REVENUE @                     SEP 96 TO NOV 96   PER SQ FT
                                             RENTAL       YEAR            $8.89                     NO INCR. 33 MO'S
*PER SQ. FT  $8.89       13.50 SOFT ANNUAL  $12,000.00   SEP96-AUG97    $12,000.00    3M0 RENT FREE      $9,000.00       $6.67
             GROSS                  MONTHLY  51,000.00   SEP97-AUG98    $12,000.00     0% INCREASE      $12,000.00       $8.89
                                                         SEP98-AUG99    $12,000.00     0% INCREASE      $12,000.00       $8.89
                                                         SEP99-AUGOO    $27,615.55     SUITE 44 RATE    $27,615.55      $20.46
                                                         SEPOO-AUGO1    $28,557.91     SUITE 44 RATE    $28,557.91      $21.15
                                                                     -------------                   ---------------------------
                  TOTAL RENTAL INCOME FIRST 5 YRS                       $92,173.45                      $89.173.45      $13.21
                                                                     -------------                   ---------------------------
                                                         SEPO1-AUGO2    $29,537.95     SUITE 44 RATE    $29,537.95      $21.88
                                                         SEPO2-AUGO3    $30,557.20     SUITE 44 RATE    $30,557.20      $22.63
                                                         SEPO3-AUGO4    $31,617.22     SUITE 44 RATE    $31,617.22      $23.42
                                                         SEPO4-AUGOS    $32,719.84     SUITE 44 RATE    $32,719.64      $24.24
                                                         SEPOS-AUGO6    $33,886.15     SUITE 44 RATE    $33,866.15      $25.09
                                                                     -------------                   ---------------------------
                  TOTAL RENTAL INCOME SECOND 5 YRS                     $158,298.16                     $158,298.16      $23.45
                                                                     -------------                   ---------------------------
                  TOTAL RENTAL FIRST 10 YEARS                          $250,471.61                     $247.471.61      $18.33
                                                                     -------------                   ---------------------------

                                                ANNUAL
    MONTHLY           COLA        MONTHLY        COLA
     RENT           BASE (A)   COLA INCREASE   INCREASE
    $1,000.00 (A)       N/A          N/A           N/A
    $1,000.00 (B)       N/A          N/A           N/A
    $1,000.00 (B)       N/A          N/A           N/A
    $2,301.30 (C)       N/A          N/A           N/A
    $2,379.83           N/A          N/A           N/A
-----------------
    $1,292.37
-----------------
    $2,461.50           N/A         N/A            N/A
    $2,546.43           N/A         N/A            N/A
    $2,634.77           N/A         N/A            N/A
    $2,726.64           N/A         N/A            N/A
    $2,822.18           N/A         N/A            N/A
-----------------
    $2,638.30
-----------------
    $1,918.38
-----------------

SUITE 74 ADJUSTMENTS
(A) FREE RENT SEP OCT & NOV 1996
(B) RENT REMAINS @ $1,000 PER MONTH FROM DEC 96 THROUGH AUGUST 1999
(C) RENT PER SQ FT AT SEPT 1, 1999 AND THEREAFTER REVERTS TO RATE PER SQ FT FOR SUITE 44

COMBINED SUITES                                                         RENT FOR COMBINED SUITE 44 & 74
                                                                        NOMINAL                     REVENUE LESS
                                                                       UNADJUSTED                 DISCOUNT ADJ AND  AVERAGE COST
                                                                        REVENUE                     FREE RENT ADJ.    PER SQ FT
                                                          YEAR                                    FOR BOTH SUITES
                   SUITE 44 SQ FT       11630            SEP95-AUG96   $203,525.00                   $112,464.66       $9.67
                   SUITE 74 SQ FT        1350            SEP96-AUG97   $223,953.84                   $167,381.72      $12.90
                   COMBINED             -----            SEP97-AUG98   $232,804.13                   $179,232.01      $13.81
                                        12980            SEP9B-AUG99   $242,096.92                   $242,096.92      $18.65
                                        =====            SEP99-AUG00   $265,518.43                   $265,518.43      $20.46
                                                         SEPOO-AUGO1   $274,578.97                   $274,578.97      $21.15
                                                                     -------------                 ---------------------------
                                                                     $1,442,477.29                 $1,241,272.71      $15.94
                                                                     -------------                 ---------------------------
                                                         SEPO1-AUGO2   $284,001.93                   $284,001.93      $21.88
                                                         SEPO2-AUGO3   $293,801 82                   $293,801.82      $22.63
                                                         SEPO3-AUGO4   $303,993.69                   $303,993.69      $23.42
                                                         SEPO4-AUGO5   $314,593.24                   $314,593.24      $24.24
                                                         SEPO5-AUGO6   $325,616.78                   $325,616.78      $25.09
                                                                     -------------                 ---------------------------
                                                                     $1,522,007.46                 $1,522,007.46      $23.45
                                                                     -------------                 ---------------------------
                                                                     $2,964,484.76                 $2,763,280.18      $19.35
                                                                     -------------                 ---------------------------

                                                ANNUAL
    MONTHLY           COLA        MONTHLY        COLA
     RENT(D)        BASE (A)   COLA INCREASE   INCREASE
    $12,496.07     $168,576.85
    $14,198.48 (D) $177,005.69    $702.40     $8,428.84
    $14,936.00     $185,855.98    $737.52     $8,850.28
    $20,174.74     $195,148.78    $774.40     $9,292.80
    $22,126.54     S202,954.73    $650.50     $7,805.95
    $22,881.58     $211,072.92    $876.52     $8,118.19
-----------------
    $17,802.24
-----------------
    $23,666.83     $219,515.83    $703.58     $8,442.92
    $24,483.48     $228,296.47    $731.72     $8,780.63
    $25,332.81     $237,428.32    $760.99     $9,131.86
    $26,216.10     $246,925.46    $791.43     $9,497.13
    $27,134.73     $256,802.48    $823.08     $9,877.02
-----------------
    $25,366.79
-----------------
    $20,933.94
-----------------

(D) SEP 96 THROUGH NOV 96 RENT IS $13196.48, DEC 96 THROUGH AUG 97 RENT IS $14,198.48

                                 LEASE AMENDMENT

      Reference is made to a Lease between Gyrodyne Company of America, Inc. (Landlord) and Carin and Luis Perez (Tenant), for Premises located at 7 Flowerfield, Suite 44, dated March 23, 1995 (the "Lease").

================================================================================

The parties hereto, agree that the Lease is hereby amended as follows:

A. The contingency for any approval or pre-approval of Tenant's license, on page three (3), Tenant's Lease Contingency, of the Lease, to operate a day care center, is hereby considered satisfied and is waived accordingly.

B.    The Lease is otherwise in full force and effect.

C. Conflict: Should any conflict in terms and conditions arise between this Amendment and the Lease, the terms contained in this Amendment shall supersede over the conflicting terms in the Lease.

      IN WITNESS WHEREOF, the parties have caused these presents to be executed under seal the day and year first above written.

WITNESS:

                                        TENANT:


/s/ Marian P. Anderson                  /s/ Carin A. Perez
--------------------------------        -----------------------------------
                                        Carin Perez

/s/ Marian P. Anderson                  /s/ Luis Perez
--------------------------------        -----------------------------------
                                        Luis Perez


                                        GUARANTOR:
                                        Maryland Day Care Centers, Inc.

/s/ Donna [ILLEGIBLE]                   BY: /s/ George Miller
--------------------------------           --------------------------------
                                           George Miller, Its President

CARIN PEREZ AND LUIS PEREZ      Lease Page 1 of 43


                        GYRODYNE COMPANY OF AMERICA, INC.
                                    ADDENDUM
                                TABLE OF CONTENTS

                  Landlord Lease Contingency
                  Tenant Lease Contingency
                  Section I - Utilities and Service
                  1. Custodial Services
                  2. Parking
                  3. Electricity
                  4. Light Fixtures
                  5. Air Conditioning Maintenance
                  6. Heat
                  7. Garbage
                  8. Septic System
                  9. Water
                  10. Fire Protection Equipment
                  11. Hazardous Materials
                  12. Dust Collection Equipment
                  13. Compliance with Americans with Disabilities Act
                  14. Alarm System
                  15. Keys

      Section II - Repairs, Access, Forced Entry, and Right of Recovery
                  1. Structural Repairs
                  2. Maintenance of Equipment and Fixtures
                  3. Access for Ingress and Egress
                  4. Repairs and Emergency Access
                  5. Privacy and Forced Entry
                  6. Eminent Domain
                  7. Maintenance by Landlord during Tenancy and Tenant's Right of Recovery
                  8. Access Prior to Term

      Section III - Alterations
                  1. Consent by Landlord and Permits
                        (a) Contractor's Insurance
                        (b) Electrical System
                        (c) Carpeting
                        (d) Exterior Architecture
                        (e) Signs
                        (f) Trade Fixtures
                        (g) Removal and Reversion

      Section IV - Use Restrictions
                  1. Zoning
                     Variance or Special Exception
                  2. Sublet
                  3. Non-Nuisance
                  4. Paint Spraying
                  5. Activity Restrictions

      Section V - Financial Obligations of Tenant -


CARIN PEREZ AND LUIS PEREZ      Lease Page 1 of 43

CARIN PEREZ AND LUIS PEREZ      Lease Page 2 of 43


                      Escalators, Penalties, and Remedies

                  1. Rent Security
                  2. (a) Fire Insurance
                     (b) Liability Insurance
                  3. Broker
                  4. Lease Term and Adjustments
                     Renewal Options
                     Rent Abatements
                     (a) Real Estate Taxes
                     (b) Heat/Fuel Oil Cost
                     (c) Insurance
                     (d) Garbage/Trash Removal Cost
                     (e) Security Guards
                     (f) Cost of Living Adjustment
                  5. Accounting Methods
                  6. Late Payment Penalties
                  7. Additional Rent
                  8. Cessation of Utilities
                  9. Notices and Service of Process
                  10.Default by Tenant
                  11. Allocation of Partial Payments and Disputes
                  12. Rent Acceleration
                  13. Language
                      Interpretation and Construction
                  14. Headings
                  15. Attorney's Fees
                  16. Address Designation
                  17. Early Termination
                  18. Lease Amendments & Subordination
                  19. Estoppel Certificate
                  20. Legal Venue
                  21. Exclusivity
                  22. Counterparts

      Section VI - Vacation and Abandonment
                  1. Holdover
                  2. Guarantees
                  3. (a) Abandoned Property
                     (b) Unauthorized Vehicles
                     (c) Unplated Vehicles
                     (d) Waste
                  4. Entire Agreement


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                                ADDENDUM TO LEASE
                                     Between
                        GYRODYNE COMPANY OF AMERICA, INC.
                                   (Landlord)
                                       and
                           CARIN PEREZ AND LUIS PEREZ
                                    (Tenant)

LANDLORD'S LEASE CONTINGENCY

      The obligations of Landlord under this Lease are conditioned upon issuance, on or before April 1, 1995 of a written commitment from any institutional lender pursuant to which such institutional lender agrees to make a loan to Landlord, at Landlord's sole cost and expense, of five hundred thousand dollars ($500,000.00) or such lesser sum as Landlord shall be willing to accept, at the prevailing rate of interest, not to exceed the prime interest rate plus two percent for a term not to exceed ten years and on other customary commitment terms. Landlord shall make prompt application to an institutional lender for such loan, pay all fees, points and charges required in connection with such application and loan; pursue such application with due diligence; cooperate in good faith, with such institutional lender to obtain such commitment; and promptly give notice to Tenant after receipt of such written commitment. If Landlord does not obtain such written commitment by May 15, 1995, or as otherwise agreed to by the parties hereto Landlord may cancel this Lease by giving notice to Tenant within five (5) days of May 15, 1995, in which case the Lease shall be deemed cancelled and thereafter neither party shall have any further rights against or obligations or liabilities to the other by reason of this Lease, except that the partial payment of the Security Deposit shall be promptly returned to Tenant.

TENANT'S LEASE CONTINGENCY

This Lease Agreement is expressly contingent upon Tenant's ability to obtain, or be assured that it can obtain, the necessary Pre-approval(s) and/or License(s) to operate a child care facility for at least 175 children of ages six (6) weeks to twelve (12) years within five (5) days of May 15, 1995. Said Pre-approvals or License(s) shall be subject only to completion of construction of Tenant's improvements. In the event Tenant is unable to obtain the necessary Pre-approval(s) and/or License(s), this Lease shall automatically terminate and all monies exchanged from Tenant to Landlord shall be returned to Tenant within fourteen (14) days of termination of this Lease Agreement, with neither party having any further liability hereunder.

SECTION I - UTILITIES AND SERVICE

1. CUSTODIAL SERVICES - Tenant will, at its expense, provide custodial services to the Leased Premises. Tenant shall not permit window cleaning or other exterior maintenance and/or janitorial services in and for the premises to be performed, except by such person(s) as


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      shall be approved by Landlord and except during reasonable hours designated for such purposes by Landlord.

2. PARKING - Through the Lease Term, Landlord shall provide, at no cost to Tenant, a minimum of twenty-five (25) spaces in the parking area proximate to the Leased Premises for the exclusive use of Tenant. In addition, Landlord shall provide a minimum of two parking (2) spaces at the entrance to the Building or Leased Premises for the exclusive use of parents who are dropping off or picking up children. The foregoing parking areas shall be conspicuously marked with appropriate signage by Landlord to indicate their reserved use as described above. Maintenance of parking areas and roads leading to the demised premises shall be the sole responsibility of the Landlord.

3. ELECTRICITY - The electric power for the demised premises will be provided via the Landlord's "house" meter(s), which exclusively service the demised premises, and the Tenant shall be billed, by the Landlord, on the basis of the kilowatt consumption and demand recorded by the meter(s) at the prevailing Long Island Lighting Company (LILCO) rate in effect at the time of the meter reading by the Landlord. Tenant will be provided with Landlord's computation of Tenant's electricity consumption on a monthly basis.

      Landlord agrees to arrange with the Long Island Lighting Company (LILCO) to conduct a test of Electromagnetic Fields (EMF) in the outdoor area adjacent to the demised premises and the electric power sub station. In the event that there is any alteration of equipment at the electric power sub station of which Landlord is apprised, Landlord will arrange a subsequest EMF test with LILCO. Landlord makes no representations and assumes no liability as to the veracity of any EMF tests conducted by LILCO.

4. LIGHT FIXTURES - The Landlord warrants that the overhead lighting fixtures including fluorescent tubes shall be in good working condition at the time Tenant commences initial occupancy of the Leased Premises and for one month thereafter. Subsequently, the Tenant shall be responsible, at its expense, for the replacement of tubes and/or ballasts. Tenant shall, at the end of tenancy, return to the Landlord all lighting fixtures with lamps and ballasts in good operating condition. In the event Tenant vacates the premises and repairs/replacements are required, Landlord shall bill tenant for any and all work performed on the lighting fixtures to restore them to their original condition less normal wear and tear.

5. AIR CONDITIONING MAINTENANCE - There are four (4) ten (10) ton roof air conditioning systems that serve the demised premises. The Tenant shall have the option to utilize these systems provided Landlord is notified by Tenant, not later than March 1st of each year, that said systems will be used. For the first five (5) years of this Lease, the Landlord shall, at no cost to Tenant, on a best efforts basis, maintain, service, repair, and replace parts as needed to keep these systems in good operating condition. In the event Tenant abuses or is negligent in the proper operation of the air conditioning system, then any and all expenses related to the repair of the air conditioning system(s) as a result of


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      the abuse or negligent use shall be payable by Tenant to Landlord as additional rent. On the sixth anniversary of the Commencement Date of this Lease, Tenant shall have the option of either (a) paying to Landlord a base charge of six thousand dollars ($6,000.00) per annum for air conditioning maintenance adjusted annually by the same factor utilized in Addendum Section V Paragraph 4. Subparagraph (f) Cost of Living Adjustments or; (b) electing to retain an independent contractor to maintain the air conditioning system. Tenant shall notify Landlord of its intention at least thirty (30) days prior to the sixth anniversary date of the Lease. Tenant shall also submit to Landlord the name of the air conditioning maintenance contractor for Landlord's approval, which approval will not be unreasonably withheld. In addition, if Tenant elects to retain an independent contractor, Tenant will return the air conditioning system in its condition on the Commencement Date less normal wear and tear.

6. HEAT - Landlord, at its expense, shall provide heat in accordance with Government guidelines, during normal working hours: 6:30AM to 7:00PM Mondays through Fridays, except holidays, (Memorial Day, Independence Day, Labor Day, Thanksgiving, Christmas and New Year's Day).

7. GARBAGE - Tenant will handle and dispose of all rubbish, debris, garbage, and waste from Tenant's operation in accordance with regulations established by Landlord and those of all governmental agencies having jurisdiction, and not permit the accumulation (unless in concealed metal containers), or burning, of any rubbish or garbage in, on, or about any part of Flowerfield, and not permit any garbage or rubbish to be collected or disposed of from the premises, except by Landlord or its designee. All Tenant's garbage must be put in plastic bags, securely tied at the top, and placed in "GCA" dumpsters located at the extreme south end of Parking Lot No. 7. Cardboard must be separated from garbage and placed in the special containers designated for cardboard only. All cardboard boxes and shipping packaging must be "flattened" before being inserted into the designated receptacles. Landlord reserves the right to require Tenant, at Tenant's expense, to acquire a dumpster(s) for Tenant's use if Landlord deems Tenant is regularly generating excessive waste materials.

      Additionally, Tenant shall not permit debris, waste materials, or garbage to collect in front of, around, alongside, or in back of the demised premises. Tenant shall at all times keep the apron immediately in front of the demised premises clean and orderly. In the event Landlord deems the "housekeeping" inadequate, then Landlord shall have the right to clean up the affected area and charge Tenant for such cleanup.

      Tenant, at its own cost and expense shall keep the demised premises free from vermin, rodents or anything of like, objectionable nature and shall employ only such vermin exterminating contractors as approved by Landlord. In the event of Tenant's failure to keep the demised premises free from vermin, Landlord has the right, at Tenant's expense, and after prior notice to Tenant, to take all necessary or proper measures to eradicate any and all vermin from the demised premises.


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      Industrial waste, such as metal chips, oils, solvents, chemicals, sheet metal, wood crates, pallets, etc. may not be placed in the dumpster. The Tenant, at its expense, must dispose of all industrial waste in conformance with New York State environmental Conservation Law. Landlord shall have the right to demand and receive copies of bills of conveyance to a government certified and/or government registered carting company for environmentally sensitive and/or hazardous waste materials which were at any time at Flowerfield as a result of Tenant's operations.

8. SEPTIC SYSTEM - It is mutually agreed and understood that a typical septic system for one of Landlord's buildings includes a soil line from the bathrooms to the septic tank, and an interconnect pipe(s) from the septic tank to either a distribution box or directly to one or more cesspools. It is agreed that the demised premises includes a set of bathrooms, currently in good working order, which are for the exclusive use of the Tenant and that any and all expenses relating to repairs for stopped-up toilets, backed-up sinks, and/or clogged drains and soil lines shall be borne solely by Tenant unless such repairs are attributable to the malfunctioning of the septic system due to structural constraints such as an age related reduction in usable capacity. Structural repairs to the soil line, interconnect pipe(s) distribution box, septic tank, or cesspool shall be the sole responsibility of the Landlord provided that such repairs were not caused by the misuse of the facilities by Tenant.

      It is understood that all materials removed from commercial building cesspools by carters are tested for toxic chemicals by Suffolk County Department of Health. Tenant shall be required, on demand, to provide Landlord, within a reasonable period of time, a list of chemicals, if any, by quantity and composition, used or stored in Tenant's operation which are listed under Section 313 of the Superfund Amendments and Preauthorization Act (SARA).

9. WATER - In the event that a municipal water authority water meter(s) specific for Building #7 is provided during the lease term, it is agreed that Tenant shall henceforth pay any and all charges for its water usage. If the water meter is not Tenant specific, a water charge computation will be predicated either on a ratio of rented square footage to total building square footage or on a ratio of rented square footage to water feed service area. Further, Tenant shall pay, calculated on 164,413 square feet base, its prorata share for fire hydrant charges assessed by the water authority.

10. FIRE PROTECTION EQUIPMENT - The Tenant shall be required to supply its own fire extinguishers of the appropriate size and classification consistent with the Smithtown Fire Code, ISO and the Fire Insurance Underwriter Inspection regulations. Furthermore, the Tenant agrees to have said extinguishers periodically inspected, recharged and/or serviced as required, and tagged showing compliance to the aforesaid codes and regulations. Landlord will notify Tenant of the number and type of fire extinguishers required upon approval of the floor plan for the day care center.


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      In the event Tenant is requested to provide any of the local Fire
      Departments which have jurisdiction with a list of hazardous chemicals, Tenant shall provide same in an expeditious manner with a copy being given to the Landlord.

      The Landlord reserves the right to inspect the demised premises to assure Tenant compliance with this requirement and to insist upon strict adherence to the necessary procedures.

11. HAZARDOUS MATERIALS - Tenant shall not bring, keep or use in or upon the demised premises of the building of which they form a part, any solvent having a flash point below 110F, nor shall any liquid which emits volatile vapors below the temperature of 100 F be brought, kept or used in or upon the demised premises of the building except: If the process using such liquids shall be conducted in a room of fire resistant construction, as defined by the Fire Insurance Rating Organization. (FIRO) If more than one but not more than two gallons of such liquids are kept on the premises, they must be stored in safety cans and kept in a cabinet constructed by Tenant in a manner approved by the FIRO. Reasonable amounts in excess of ten gallons may be kept if they are stored in a vault constructed by Tenant in a manner approved by FIRO. Any use or storage of such liquids shall at all times be in accordance with the requirements of the FIRO, OSHA, NFPA, and the Fire Department Board of fire Underwriters.

12. DUST COLLECTION EQUIPMENT - In the event Tenant's operation generates airborne particles, such as sawdust, the Tenant shall be required to install and maintain a dust collection system acceptable to the Landlord in order to contain the dispersion of the generated dust. Tenant shall also be responsible for any cleanup maintenance required of the area immediately adjacent to the demised premises, which shall include hallways, foyers, and outside areas. Tenant shall be responsible, on a monthly basis , to clean and maintain any external doors which have been subjected to the accumulation of dust.

      Airborne particles such as vapor, generated by spraying glue, etc., will require the installation of proper ventilation, exhaust equipment, and explosion proof fixtures as required by Building Code Regulations. ALL EXHAUST SYSTEMS TO THE ATMOSPHERE REQUIRE THE APPROPRIATE FILTERS FOR THE SPECIFIC TYPE OF MATERIALS/VAPOR BEING VENTED.

13. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT - Tenant hereby represents that it is familiar with the Americans with Disabilities Act. Landlord hereby warrants that, on the commencement date of this Lease, the demised premises will be in compliance with the Americans with Disabilities Act and all other applicable laws and ordinances. Tenant further represents that, after occupancy, it will not require Landlord to bear the cost of any interior alterations to the demised premises which Tenant may require in order to comply with future changes in the Americans with Disabilities Act or any similar law enacted by any federal, state or local governmental agency, whether or not such laws are retroactive to the commecement date of the Lease or some other date prior to the commencement date of the Lease.


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14.   ALARM SYSTEM - The following provision is only applicable to alarm systems other than the fire alarm and sprinkler systems.

      In the event Tenant desires to have installed a leased or rented third party owned alarm system, then it is mutually agreed and understood that Tenant agrees to a minimum of $100.00 exit charge at the end of tenancy. Landlord has established this minimum charge predicated on past experience of damage done to doors, window, walls, painted surfaces, and the required availability of Landlord's personnel when the third party vendor has to remove said system.

      In the event Tenant causes to be installed a Tenant or Landlord owned alarm system, applicable exit charges, if any, would be assessed predicated on any damage found at the end of tenancy.

15. KEYS - Landlord shall provide Tenant keys to the demised premises. Upon receipt thereof, it will be the Tenant's responsibility to safeguard these items. The loss of a key(s) will entail a charge to cover its replacement. If such loss results in the necessity of replacing the lock, then a charge will be levied against the Tenant for such replacement cost. The charge for a lost key is Ten ($10.00) dollars; a door lock is Forty ($40.00) dollars.

      Key Number _____                              Number of Keys _____

      Number of Mills Pond Road South Gate Keys: 2

SECTION II - REPAIRS, ACCESS, FORCED ENTRY, AND RIGHT OF RECOVERY

1. STRUCTURAL REPAIRS - Notwithstanding terms and condition contained in the second Covenant of the preprinted portion of the Lease, the Landlord will be responsible for structural repairs to the roof, walls, foundation and exterior of the demised premises excluding the exterior doors and windows. Landlord will maintain the exterior of the building in which the demised premises are located which repairs were not necessitated or otherwise caused by any act of Tenant, its servants, agents and/or employees, invitees, subtenants and/or licensees.

2. MAINTENANCE OF EQUIPMENT AND FIXTURES - It is mutually agreed and understood that with respect to all equipment and fixtures as exists in the demised premises, the Tenant is responsible for maintaining same in safe working condition. Said equipment and fixtures are deemed to include, but not be limited to, light fixtures, fire alarms, personnel and overhead doors, and fire extinguishers. Tenant agrees to hold harmless, defend, and indemnify Landlord from any and all claims arising from direct, indirect, or consequential injury or damage to any party, either personal or property, which injury or damage may


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      have been a result of Tenant's failure to adequately maintain said equipment and/or fixtures.

3. ACCESS FOR INGRESS AND EGRESS - The sidewalks, stoops, areas, entry, vestibules, passages, corridors, halls, elevators and stairways of the demised premises and common areas shall not be encumbered or obstructed by Tenant, its agents, clerks, servants or customers or be used by them for any other purpose than for ingress and egress to and from the demised premises. The demised premises may not be cluttered by boxes, garbage or other material. If Landlord directs that any of the foregoing items be removed from the demised premises, Tenant shall promptly comply with such direction.

4. REPAIRS AND EMERGENCY ACCESS - Tenant shall permit Landlord and/or its designee to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires, in, to and through the premises, as and to the extent that Landlord may now or hereinafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the premises are located or any other portion of Flowerfield. All such work shall be done, so far as practicable, in such manner as to avoid interference with Tenant's use of the premises. Notwithstanding anything else contained herein to the contrary, in the event of an emergency, Landlord may enter the premises of the Tenant immediately and Tenant shall cooperate with the Landlord in providing said immediate access.

5. PRIVACY AND FORCED ENTRY - It is agreed and understood that if Tenant changes or adds additional locks to any entrance or egress from the demised premises, then Tenant shall provide Landlord with a key or a combination to be utilized for access purposes. All locks changed must be returned to the Landlord for reinstallation, at Tenant's expense, at the end of tenancy. In the event a situation arises which in the opinion of the Landlord or Public Safety Officials (Police, Fire Dept., Code Enforcement, etc.) necessitates entrance to the premises during a period when Tenant is not available to provide access, and Tenant has not provided said key or combination, then any expenses resulting from damage to the premises required by a forced entry shall be borne solely by Tenant. The addition of locks and/or security devices shall be deemed to be an alteration as defined under Section III of this Addendum, and therefore, subject to all the provisions governing alterations and reversion.

6. EMINENT DOMAIN - For the purposes of clarification, the following shall apply to Covenant Fifth of the preprinted portion of the lease. The definition of apportionment of rent shall be based on the reduction in permitted occupancy determined by the competent civil authority, currently the New York State Department of Social Services, which shall be based on the same formula (mix of students) used to calculate occupancy before the taking of a part of the premises. In the event more than fifty percent of the premises are taken, then Tenant shall have the option to terminate this lease as of the day of taking with Tenant's residual obligations the same as if the lease had run its full term.

      Further, Covenant Fourth, FIRE CLAUSE, of the preprinted portion of the lease, notwithstanding to the contrary, in the event more than fifty percent of the premises are


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      taken, then Tenant shall have the option to terminate this lease as of the day of casualty with Tenant's residual obligations the same as if the lease had run its full term.

7. MAINTENANCE BY LANDLORD DURING TENANCY AND TENANT'S RIGHT OF RECOVERY - Paragraph thirteen of the preprinted portion of the Lease is hereby amended to add the following: "Tenant's only recourse against Landlord in the event of loss or damage to the property and/or business of the Tenant resulting from fire or other casualty or cessation and/or interruption of Tenant's business due to repairs and/or interruption of Tenant's business due to repairs and/or interruption of Tenant's business due to repairs and/or compliance with mandated items required on the part of the Landlord shall be based on a formula which will require Tenant to pay a percentage of the rent. The percentage deducted from the base rent will be determined with the numerator being the number of children Tenant is not able to service in the demised premises and the denominator being the number of children Tenant is permitted to service in the demised premises as determined by the Department of Social Services. The resulting percentage will be multiplied by the base rent subject to C.O.L. adjustments and will be deducted from the base rent for the number of days during which Tenant was unable to utilize that portion of the demised premises. In the event that the damage is caused by an act of God which would otherwise have prevented children from attending Tenant's facility, Tenant will not be permitted to deduct partial rent. Tenant hereby agrees to provide access to premises for Landlord to comply with its obligations as aforesaid, the time and duration of said access to be at the sole discretion of the Landlord who will proceed in as reasonable a manner as possible under the circumstances. It is hereby agreed that the Landlord's determination shall be conclusive and binding on all parties hereto."

8. ACCESS PRIOR TO TERM - At anytime during the four (4) week period prior to the Commencement Date, Tenant and its agents, servants, employees and contractors may enter the Leased Premises for purposes of installing Tenant's furnishing, fixtures, telephones and other equipment. Such entry shall constitute the agreement of Tenant that none of such parties nor their work, equipment, or materials will interfere with the work of Landlord in the Leased Premises. Tenant's failure to install necessary furnishing, fixtures, telephones and other equipment within such four week period will not cause a delay in the commecement of the lease term.

      ACCESS AT END OF TENANCY - It is mutually agreed and understood that in order for Landlord to relet the premises to a new tenant on the first day of the month immediately following the vacation date stipulation in
      Section VI paragraph #1 of this addendum, Landlord shall require and be granted by Tenant, during normal working hours, unhindered access to the demised premises during the last week of tenancy for the express purpose of making repairs, which repairs shall include, but not be restricted to: dry wall patching, spackling, painting, floor cleaning, equipment servicing, pipe repairs, and HVAC maintenance.

SECTION III - ALTERATIONS


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1.    CONSENT BY LANDLORD AND PERMITS - The following provision does not apply to improvements performed by Landlord or any contractor retained by Landlord. It is hereby covenanted and agreed that Tenant shall not make alterations to any building(s) and/or property Tenant has rented or has been given access to by Landlord without the express written consent of the Landlord. In the event Tenant is authorized to make alterations, then Tenant shall be responsible for all permits and inspections as may be required by state and local building codes. If as a cause of Tenant's alterations and the governing ordinances shall require, Tenant shall secure as necessary, either a current Certificate of Occupancy or a Certificate of Conformance for the demised premises.

      (a) CONTRACTOR'S INSURANCE - Prior to commencement of any work by or for Tenant by other than the Landlord working as General Contractor, Tenant shall furnish Landlord certificates evidencing the existence of the following insurance:

            (1) Worker's Compensation Insurance covering all persons employed for such work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the demised premises.

            (2) General liability insurance naming Landlord its designees, and Tenant as insureds, with limits of not less than $1,000,000 in the event of bodily injury to one person and not less than $2,000,000 in the event of bodily injury to any number of persons in any one occurrence, and with limits of not less than $100,000 for property damage. Tenant, at its sole cost and expense, shall cause all such insurance to be maintained at all times when the work to be performed for or by Tenant is in progress. All such insurance shall be in a company authorized to do business in New York, and all policies, or certificates therefore, issued by the insurer and bearing notations evidencing the payment of premiums, shall be delivered to Landlord.

                  Tenant agrees to compensate Landlord for the reasonable cost of reviewing construction and design plans and Tenant shall pay for all reasonable costs incurred resulting from such review and inspections as Landlord may require.

      (b) ELECTRICAL SYSTEM - The Tenant shall not, under any circumstances, make changes to the existing electrical service servicing the premises, the internal wiring leading from the distribution box/boxes to overhead lights, wall outlets, buss ducts, etc., without the prior written authorization of Landlord. It is agreed that all electrical work shall be done by a licensed electrician and said work, at Landlord's sole discretion, may require Tenant to obtain New York Board of Fire Underwriter approval.

      (c) CARPETING - If the Tenant elects to install carpeting to cover any floor section(s) of the premises, a water soluble glue must be used to prevent damage to the floor in the event said carpeting is subsequently removed. Any such damage shall be


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            considered the fault of the Tenant who will be responsible for any and all incurred expenses to restore the floor to its original condition. In the event Tenant occupies the demised premises with a carpet already "in-place" which the Tenant finds acceptable, then, if required at the end of tenancy, disposal of the in-place carpet shall be deemed to be Tenant's responsibility as set forth above for new installations.

      (d) EXTERIOR ARCHITECTURE - Tenant shall not change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the premises or of the building in which the demised premises are located, or any part thereof.

      (e) SIGNS - Notwithstanding terms and conditions contained in the third Covenant of the preprinted portion of the Lease, Tenant shall be permitted to affix to the building an identification sign provided the design, color, and composition (includes neon type signs) are approved by the Landlord in writing. Landlord shall provide Tenant with the appropriate dimensions for the sign predicated on the building exterior geometry and the size of the demised premises. In no event shall the sign be larger than twenty five (25) square feet of total area. Tenant must submit a sketch or photo of the proposed sign for approval. Placement of the sign will be at the reasonable discretion of Landlord. No other signs are permitted in, about, or on the Flowerfield Park grounds unless specifically approved in writing by the Landlord. Landlord reserves the right to remove any nonconforming sign(s) and Tenant agrees to indemnify Landlord against any claims for any damages arising either directly, indirectly, or consequentially from any acts of Landlord in regards to the removal of said nonconforming sign(s). Tenant waives any and all claims against Landlord for the removal of any nonconforming signs.

            In addition, upon Landlord's commencement of tenant improvements in the Leased Premises, Tenant will be permitted to erect on the exterior of the building a "Coming Soon" sign, advertising Tenant's business. Tenant is permitted by Landlord, subject to approval by the Town of Smithtown, to erect a temporary and permanent illuminated roadway sign on Landlord's property adjacent to Landlord's Mills Pond Road entrance. In the event that the Town of Smithtown approves the erection of an illuminated sign, Landlord will provide wiring to permit illumination of the sign.

            Tenant shall be entitled to a name-location plate on the main directory sign at no cost to the Tenant. The plate shall be consistent with other plates on the sign in both overall size, color, and layout. In the event Landlord does not provide said plate, Tenant agrees that its only remedy shall be solely the cash value of the plate itself. Landlord's acceptance of any name for listing on the Flowerfield Park Directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, if such covenants be applicable, to any sublease, assignment, or other occupancy of the demised premises.


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CARIN PEREZ AND LUIS PEREZ       Lease Page 13 of 43


            Erection of certain signs may be subject to the approval of the Town of Smithtown Building Department and any other municipal agency with jurisdiction over signs. Tenant will obtain any sign permits required by the Town of Smithtown prior to the erection of any sign. Landlord hereby prohibits the erection of any signs not conforming with town ordinances.

      (f) TRADE FIXTURES - It is mutually agreed and understood that Tenant has caused to be installed; assumed in place either by purchase, lease, rental, default, or other manner; or otherwise has the exclusive use of the herein defined trade fixtures listed below but not restricted to the following:

            --------------------------------------------------------------------

            --------------------------------------------------------------------

            It is agreed that it shall be Tenant's sole financial responsibility to remove Tenant's trade fixtures as have been defined herein. Tenant shall be solely responsible for reverting the demised premises to its condition on the commencement date after vacation at the end of tenancy unless Landlord has directed, in writing, that certain improvements associated with the installation of the trade fixtures are considered attached to the freehold and, therefore, property of the Landlord.

      (g) REMOVAL AND REVERSION - It is further agreed that Tenant shall not remove or cause to be removed any fixtures, wiring, electrical panels, plumbing, fans, equipment, water pipes, or any other installation that was "in place" in or about the demised premises at the onset of tenancy without the express written consent of the Landlord. Any and all improvements, changes, and/or additions to the demised premises shall be removed at Tenant's expense or left in place at the sole discretion of the Landlord. In no event may Tenant remove any electrical equipment that was in place in the demised premises prior to Tenant's tenancy.

            It is further agreed that if the herein defined lease shall be a successor to or in lieu of another lease between Landlord and Tenant for these demised premises and said prior lease would run continuously or concurrently if not terminated, it is understood that Landlord does not waive nor is Landlord diminished with respect to any claims for removal or reversion which may have been perfected by any prior lease, as stipulated herein, by virtue of this lease.

            At the end of the Tenancy, the demised premises and all improvements comprising a part thereof will be delivered to Landlord in broom clean condition, ordinary wear and tear excepted, vacant and together with all keys to the demised premises.

SECTION IV - USE RESTRICTIONS


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1.    ZONING - It is mutually agreed and understood that in the event Landlord does not secure a Special Exception for use as a Day Care Center and/or Tenant's use of the premises is held to be in violation of the Town or Local law or ordinances, the lease shall be considered and will be terminated by mutual consent and there shall be no further obligation on the part of either Landlord or Tenant.

      VARIANCE OR SPECIAL EXCEPTION - Landlord and Tenant acknowledge that a special exception is required by the zoning ordinances for the specific occupancy by Tenant. Any and all costs, such as filing and legal fees, related to the filing and/or securing of a variance or special exception shall be borne solely by the Landlord. Landlord, at its sole discretion, may elect not to permit tenancy if restrictive covenants are attached to the variance or special exception such that observance of the restrictive covenants would, in Landlord's opinion, negatively impact Landlord or other tenants at Flowerfield. Tenant agrees to reimburse Landlord for the application fee of six hundred dollars ($600.00) paid to the Town of Smithtown Zoning Board of Appeals in the event that the application for special exception is denied.

2. SUBLET - The Tenant shall not have the right to sublease any part of the demised premises. The above notwithstanding to the contrary, Landlord hereby grants its consent to Tenant entering into the Collateral Assignment of Lease which is attached to this Lease as Exhibit D and incorporated by reference herein and further agrees that in the event of a sale or transfer of the Kiddie Academy Child Care Learning Center to a new owner approved in writing by Franchisor (as hereinafter defined), this Lease shall be assigned to such new owner. In addition, Landlord specifically consents to Tenant assigning this Lease to a corporation wholly owned by Tenant. In the event of such assignment, Tenants agree to personally co-guarantee the Lease.

3. NON - NUISANCE - The Tenant agrees to conduct its work operations within the demised premises in such manner as to be considered nuisance-free to other Tenants, Landlord's neighbors, and the Landlord, and to perform good "housekeeping" practices in order to satisfactorily conform to the Town of Smithtown, County of Suffolk, and State of New York applicable laws and ordinances. As the demised premises will be subject to periodic, unannounced inspection by the Building, Environmental, and Fire Inspectors having the authority to cite any found violations which might have a detrimental effect on Tenant, the Landlord, or other tenants' business operation, Landlord's neighbors or fire insurance premium rates, the Landlord reserves the right to conduct its own inspections and request the Tenant to take any required corrective action. In the event the Tenant, upon receipt of a violation notice from Town, County, or State Officials; Fire Insurance Underwriter inspectors; or the Landlord, fails to correct the condition, then the Tenant shall be considered to have violated the terms and conditions of this lease thus causing its termination as a contractual agreement between the Tenant and Landlord. Any fees or penalties assessed by any municipal authority shall be paid for exclusively by Tenant.


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4.    PAINT SPRAYING - Tenant and Landlord mutually agree that Tenant will not perform any paint spraying in the demises premises unless the Tenant has a paint spray booth that meets Federal, State and Local safety and fire requirements and the express written consent of the Landlord. Further it is agreed that Tenant shall handle all flammable materials in a manner consistent with Local and State fire regulations, and will utilize the appropriate safety cans designed for specific flammable materials and a properly vented safety storage cabinet for the storage of flammable materials.

5. ACTIVITY RESTRICTIONS - The Tenant further agrees that he will not engage in any of the following activities without the prior knowledge and written consent of the Landlord:

      (a) No Fire Sale: Conduct or permit any fire, bankruptcy, auction, or "going out of business" sale (whether real or fictitious) in the premises, or utilize any unethical method of business operation.

      (b) Not Use Building Apron: Use, or permit to be used, the sidewalk adjacent to, or any other space outside, the premises for display, sale or any other similar undertaking.

      (c) Not Misuse Plumbing Facilities: Use the plumbing facilities for disposal of any materials destructive to the physical plumbing or facilities, whether through the utilization of so-called "disposal" or similar units or otherwise. The plumbing facilities shall include all interior drains and exterior dry wells, collection basins, sumps, and road drains. Not dispose of any materials that are environmentally unacceptable to the local, state or federal governments. In the event the Tenant misuses any plumbing facility, the Landlord shall have the right to immediately have the affected facility properly cleaned and restored and charge the Tenant any and all associated costs.

      (d) No Liens: Subject any fixtures, furnishings or equipment in or on the premises and affixed to the reality, to any mortgages, liens, conditional sales agreements or encumbrances.

      (e) Not Damage the Premises: Perform any act or carry on any practice which may damage, mar or deface the premises or any other part of Flowerfield. Damage shall also be construed as resin, epoxy materials, lacquer, paints, glues, or any other material which may become affixed to Landlord's walls, floors, ceiling, and fixtures as a result of actions of Tenant and require special treatment for removal. Tenant shall be required, at its expense, to restore the demised premises to its original condition less normal wear and tear.

      (f) Freight Handling Equipment: Use any forklift truck, tow, or any other machine for handling freight in the premises, unless the same equipment, if powered, be powered by electricity or propane.


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CARIN PEREZ AND LUIS PEREZ       Lease Page 16 of 43


      (g) Not Exceed Floor Loads: Place a load on any floor in the interior delivery system, if any, or in the premises exceeding two thousand pounds per square inch (2,000 p.s.i.). Tenant is further prohibited from installing, operating or maintaining any heavy item of equipment in the demised premises, except in such manner as to achieve a proper distribution of the weight.

      (h) Not Exceed Electrical Load: Install, operate, or maintain in the premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as determined by Landlord in light of the overall system and requirements thereof in Flowerfield, or which does not bear Underwriter's approval.

      (i) Not Tamper with LILCO or Landlord's "House" Electric Meters: Tenant is expressly prohibited from tampering with electric meters in any manner whatsoever which would alter the meter's measurement of electric use. Tenant will hold Landlord harmless from all civil claims, fines, and expenses and any criminal action resulting from tampering with electric meters.

      (j) Not contaminate the Premises: Refrain from the dumping of waste oil or other contaminants, as defined by environmental and/or governmental agencies, onto, about, or into the ground. The disposal of all such materials must, by mutual agreement, conform to the applicable environmental regulations. The Landlord shall not be responsible for the Tenant's violation of the regulations and any financial penalties resulting from such acts shall be borne solely by the Tenant.

            In the event Tenant shall be directed by a governmental agency or by Landlord to cease and desist from any activity which results or may result in contamination of Landlord's real property and Tenant should fail to immediately comply, Landlord shall immediately, under this provision, become Tenant's Attorney in Fact to exercise any and all rights and to execute any and all documents necessary to secure compliance. Tenant hereby approves of any reasonable action taken by Landlord pursuant to said Power of Attorney and waives any and all claims in relation thereto.

SECTION V - FINANCIAL OBLIGATIONS OF TENANT-
            ESCALATORS, PENALTIES, AND REMEDIES

1. RENT SECURITY - At the time this lease is signed by both parties, the Tenant shall pay to the Landlord the sum of $50,000.00 "security" guaranteeing Tenant conformance to the terms and conditions of this Lease. Security payments shall be scheduled as follows: $25,000.00 upon signing of this lease and the balance $25,000.00 prior to commencement of construction of the required improvements to the premises. Landlord further agrees that if there is no default or outstanding balance(s) due on December 31, 1996 and Tenant has faithfully observed the terms of the lease, that Landlord shall apply


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CARIN PEREZ AND LUIS PEREZ      Lease Page 17 of 43


      $15,000.00 of the security deposit to the January 1997 rent payable by Tenant. The remaining balance of $35,000.00 shall remain as rent security for the lease term.

      The first month's rent of twelve thousand four hundred ninety six dollars and seven cents ($12,496.07) is due and payable at the end of the abatement period (i.e. tentatively set for December 1, 1995).

      Said security payment of $50,000.00 shall be deposited, by Landlord, in an interest bearing account and henceforth, for the duration of the lease term, the Tenant shall receive, from the Landlord, a return on said deposit at a rate not less than the current Chemical bank and/or its successor(s) passbook rate less .25% nor more than 8.0% per annum. Actual return to be determined by the current market rates as defined herein. Said payments to be made annually to the Tenant.

      The following schedule shall apply for the calculation of monthly interest rates which rate is based on the current annualized average monthly yield on money market accounts at Chemical Bank:

Money Market Average               Tenant Monthly Interest       Landlord
Monthly Yield Annualized           Rate Accrued - Annualized     Yield
--------------------------------------------------------------------------------

Curr Money Market rate but not
less than passbook to 5.50%        actual yield -.25%                 .25%
From 5.501% to 6.7499%                 5.25%                    0.25% to 1.499%
From 6.75% to 9.5%                 5.25%+curr yield-6.75%            1.5%
From 9.501 and up                        8.00%                   curr yield-8.0%

      It is mutually agreed that the security money deposited with Landlord is considered as a guarantee that Tenant shall conform to all the covenants, addenda, terms and conditions of this Lease. The security deposit or any part thereof may be applied by Landlord, with notice to Tenant, to cure any default of Tenant under this Lease and upon notice by Landlord of such application, Tenant shall replenish the security deposit in full by promptly paying to Landlord the amount so applied within ten days from receipt of said notice. It is further understood and agreed that the amount set forth in any notice as being the amount required by Landlord to maintain the security deposit at the proper amount shall be deemed additional rent and failure to pay same shall be a default in the payment of additional rent resulting in Landlord having the option to exercise all of its remedies pursuant to this agreement.

      Under no circumstances shall the security deposit be considered as an advance payment of the rent for the ending month(s) of this Lease. Said deposit will be retained by the Landlord until after Tenant has vacated the premises at which time Landlord shall inspect the premises to determine if any damage has been caused by Tenant. If none exists, then the deposit will be returned to Tenant, within thirty (30) days after the expiration of the lease term, otherwise the deposit will be considered applicable to any necessary repairs to be made by Landlord.


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CARIN PEREZ AND LUIS PEREZ          Lease Page 18 of 43


      PENALTY FOR NONPAYMENT OF LAST MONTH'S RENT - Tenant agrees that in the event that Tenant fails to pay the last month's rent due under this Lease, that Tenant will agree to pay a penalty equivalent to an additional month's rent plus the cost of any and all reasonable attorney's fees paid by Landlord in connection with any eviction proceedings commenced due to Tenant's failure to pay the last month's rent or holdover. For purposes of this Lease, reasonable attorney's fees will be deemed to be two hundred dollars ($200.00) per hour.

2.    (a)   FIRE INSURANCE - Notwithstanding Covenant Twenty-third of the preprinted portion of this Lease, it is understood and agreed that in the event the fire insurance premium on the demised building, where Tenant is renting a portion thereof, is raised by virtue of the business conducted by the Tenant in the premises, the Tenant will pay the Landlord the amount of said increase.

      (b) LIABILITY INSURANCE - Public Liability and Other Insurance: Tenant covenants to provide on or before the commencement of the demised term and to keep in force during the demised term a comprehensive liability policy of insurance, including property damage, insuring Tenant and Gyrodyne Company of America, Inc. as Landlord as an additional named insured under the policy against any liability for injury to persons and/or property and death of any person(s) occurring in on or about the premises, or any appurtenances thereto. Such policy or policies to be written by one or more responsible insurance companies authorized to do business by and in the State of New York and satisfactory to Landlord. The limits of liability thereunder shall not be less than the amount of One Million ($1,000,000) dollars in respect to any one person injured or killed, not less than the amount of Two Million ($2,000,000) dollars in respect to any one accident, and not less than the amount of Fifty Thousand ($50,000) dollars in respect to property damages.

            All such insurance may be carried under the blanket policy covering the premises and any other Tenant's properties. Tenant agrees to deliver to Landlord, at least fifteen (15) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, either a duplicate or a certificate and true copy of all policies procured by Tenant in compliance with its obligations hereunder, together with evidence of payment thereof and including an endorsement which states that such insurance may not be canceled, except upon ten (10) days written notice to Landlord and only designee(s) of Landlord, and complete waiver of all rights of subrogation against the Landlord, its servants, agents and/or employees.

3. BROKER - Tenant warrants and represents that no broker unless otherwise set forth in this agreement and if one is set forth herein no other broker is involved in the negotiation of this Lease, nor in any of the transactions connected therewith and agrees to indemnify and save harmless the Landlord from any claim for brokerage commissions due to acts of the Tenant.


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CARIN PEREZ AND LUIS PEREZ      Lease Page 19 of 43


4. LEASE TERM AND ADJUSTMENTS - In no event will the lease term extend beyond the end of the term of the franchise agreement between Kiddie Academy International, Inc. and Carin and Luis Perez. The term period of this eleven year lease shall begin on or about September 1, 1995 ("Commencement Date") and will end eleven (11) years from the commencement date. The Commencement Date will be the same day Landlord has completed all the scheduled work in Exhibit C of this Lease.

      In the event Landlord obtains a Certificate of Occupancy, Certificate of Zoning Compliance, Temporary Certificate of Occupancy or such other document allowing Tenant to apply for a license to operate a day care facility on or before August 30, 1995, Landlord will be deemed to have performed all necessary prerequisites to Tenant obtaining a license to operate a day care facility from the State of New York. If Landlord has performed its obligations as noted in this paragraph and Tenant is unable to obtain a license to operate a day care facility on or before September 1, 1995, the Commencement Date will be deemed to be September 1, 1995.

      RENEWAL OPTIONS - Landlord herewith provides Tenant an option to twice extend the eleven year term of this lease for an additional five year period in accordance with the escalation provisions herein stipulated; items (a) through (f). In order to exercise its option, Tenant must notify Landlord, in writing, of Tenant's intent to exercise its five year renewal option at least one hundred and eighty (180) days prior to the expiration of each lease term. In the event proper and timely notification as herein specified is not executed by Tenant, Landlord shall no longer be bound by the terms and conditions of the option offer. Time and method of notification is deemed of the essence.

      RENT ABATEMENTS - It is mutually agreed that No Base Rent, or other fees due in Section V, 4 sub-paragraphs (a) through (e), exclusive of the cost of electricity, shall be due for the first three months of the Lease term. The entire Base Rent otherwise due and payable for the Abatement Month(s) shall become immediately due and payable upon the occurrence of an uncured event of default by Tenant under this Lease, as defined below in Addendum
      Section V, Paragraph #10, subparagraph DEFAULT.

      In consideration for the foregoing rent abatements, Tenant agrees to enroll three students, on an "as needed basis," chosen at Landlord's sole discretion, free of tuition charge at all times during the term September 1, 1995, as may be adjusted, through August 31, 2001. These three students must have a parent or parents employed specifically by Gyrodyne Company of America, Inc. or its subsidiaries. Each student shall be charged for any and all assessments normally made to other students for supplies, meals, and other such miscellaneous expenses. The above notwithstanding to the contrary, if Tenant's initial student enrollment is sixty (60) or more students on September 1, 1995, Gyrodyne's students will be enrolled tuition free except for assessments as specified above. If Tenant has not reached an enrollment of at least sixty (60) students by September 1, 1995, Gyrodyne employees will pay tuition equivalent to sixty percent (60%) of regular tuition


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CARIN PEREZ AND LUIS PEREZ     Lease Page 20 of 43


      for a period not to exceed six months or when Tenant enrollment reaches sixty (60) students, whichever occurs sooner.

      Further, Tenant agrees during its tenancy to set aside fifteen percent (15%) of its total capacity, on an "as available basis," for other tenants at Flowerfield with a discount of at least five percent (5%) from published rates applicable to the general public.

      The annualized rent for twelve months of this lease term period shall be one hundred forty nine thousand nine hundred fifty two dollars and eighty four cents ($149,952.84) payable in monthly installments of twelve thousand four hundred ninety six dollars and seven cents ($12,496.07) each. Said rent being subject to adjustments as follows:

      (a) REAL ESTATE TAXES- $12,328.00 ($1.06 x 11,630 sq. ft.) of the base annual rent is allocated to the Landlord's real estate tax on the "Flowerfield" property which includes Building #7 and the demised premises therein. It is agreed that if at any time the Town of Smithtown, N.Y. or the Town of Brookhaven, N.Y. levies a tax increase, whether in the form of a rate increase or assessment change on the property, regardless of the basis for change, which increase shall be effective during any portion of the lease term, then there will be an adjustment in the annual rent which will be computed on the basis of the percentage of tax change multiplied by the $12,328.00. The resultant, converted to a monthly charge if in excess of $.02/sqft, shall be added to the monthly rental rate in effect at that time; otherwise, a single billing will be made during either January or February, annually, as applicable.

      (b) HEAT/FUEL OIL COST - The base annual rent includes the Landlord's cost for supplying heat to the demised premises. Said cost factor being set at the "peg" price of oil at $.85 per gallon (including NYS Sales Tax, NYS Use Tax, propane gas, associated electric costs, service and boiler insurance). Thus, if at any time after the commencement of this lease and the end of the lease term period, the cost per gallon of oil increases above the "peg" price, the rent will be adjusted at the rate of $.01 per year per square foot of space (11,630 sq.ft.) for each $.01 per gallon increase. This annual rent adjustment will be converted to a monthly charge and added to the rent in effect at that time.

      (c) INSURANCE - The base annual rent includes the Landlord's cost for building, general liability, and related insurance. $5,350.00 ($.46 x 11,630 sq.ft.) of the base annual rent is allocated to the Landlord's insurance requirements. The cost per square foot of $.46 is predicated on a 164,413 sq.ft. rental base and a premium base of $75,900.68 for the current period. In the event in any lease year, the premium for Landlord's insurance requirements covering the leased premises increases over the premium amount in effect on the date of execution of this agreement, within ten (10) days from receipt of notification, the Tenant shall pay its proportionate share of said increase to the Landlord. Said obligation shall be deemed additional rent, and Tenant's proportionate share of said increase shall be computed on the basis of the percentage increase in insurance costs multiplied by the $5,350.00. Notification by Landlord


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CARLN PEREZ AND LUIS PEREZ        Lease Page 21 of 43


            shall be deemed conclusive if sent in writing, setting forth the computations resulting in a statement as to Tenant's proportionate liability. Notwithstanding anything else contained herein to the contrary, this obligation of the Tenant shall remain in full force and effect even if the Landlord elects to self-insure provided the Landlord presents a statement in writing showing what the premium amount would be and the increase if the Landlord had elected not to self-insure.

      (d) GARBAGE/TRASH REMOVAL COST - $4,664.00 ($.401 x 11,630 sq.ft.) of the base annual rent is allocated to garbage/trash and cardboard removal for the demised premises. The current adjusted (for cardboard) per yard per pickup rate is $6.13 per month and is established as the "peg" price for the term of this lease. Thus, if at any time after the commencement of this lease and before the end of the lease term period, the cartage rates charged the Landlord increase, there will be an adjustment in the annual rent which will be computed on the basis of the percentage of change from the "peg price" multiplied by $4,664.00. The resultant, converted to a monthly charge, shall be added to the monthly rental rate in effect at that time.

      (e) SECURITY GUARDS - $2,721.00 ($.234 x 11,630 sq.ft.) of the base annual rent is allocated to security guard services for the demised premises. Landlord has determined that security services during the 1995 calendar year, January 1st through December 31st, shall be assessed at the rate of $19.50 per month per 1,000 square feet of rented space based on a budgeted cost of $32,060.00 apportioned over 164,413 sq.ft. rental base. This provision shall not be construed to limit Landlord's ability to continue to provide security guard services to Tenant. Landlord may, in its sole discretion, extend or curtail security guard services in any manner deemed necessary by Landlord. Landlord may adjust Tenant's annual rent to reflect such changes in security guard services.

      (f) COST OF LIVING ADJUSTMENT - Commencing on the first lease (1st) anniversary and continuing through the third (3rd) anniversary, there will be a rent adjustment based on an annual flat five percent (5%) increase in the base rent, base rent as defined below. Thereafter, on each of the fourth and fifth anniversaries, there will be a flat annual four percent (4%) increase on the base rent. Upon the sixth (6th) anniversary, Landlord shall compare the cumulative "Cost of Living (C.O.L.)" index percent change between the to-be-published July 1995 and July 2001 Consumer Price Index
            (CPI) and the cumulative (twenty three percent- 23%) flat increases assessed above. In the event that the cumulative CPI has escalated in excess of the cumulative flat rate increases, there will be a step adjustment whereby the base rent shall be increased to reflect the CPI/C.O.L. rate. Thereafter, the adjusted amount shall serve as the base rent and base rent basis for computations for the succeeding five year period. Landlord agrees to cap the cumulative CPI to a maximum of forty percent (40%) increase for each evaluation period. For years six through ten and the two option periods, a continuation of the flat (4%) percent annual increase shall be applicable. At the end of the initial lease term, another comparison shall be made between the cumulative CPI and the cumulative flat rate increases, less any prior step adjustments.


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            A single step adjustment, if required, will be made applicable to the first option period. The method of calculating the base rent in the option period will be predicated on the comparison of the cumulative effect of the five, four percent (4%) increases over the last five year period of the initial lease term and the cumulative CPI/COL increase for the same period. Likewise, another Landlord review will be conducted before the commencement of the second option period calculated using the same formula applicable to the first five year option period. The adjusted amount shall be base rent and base rent basis for the second option period.

            In this regard, for calculation purposes only, $168,577.00 shall be the C.O.L. base subject to the first annual rent adjustment without regard to abatements or concessions, if any. The amount of said rent adjustment added to the C.O.L. base rent will establish the new C.O.L. base rent subject to the following year's "Cost of Living" adjustment. The same formula will be used to determine subsequent "C.O.L." adjustments. Exhibit E, C.O.L. Adjustment Schedule is appended hereto which clarifies the intent of the parties.

            "Price Index" shall mean the Consumer Price Index for All Urban Consumers, published by the Bureau of Labor Statistics (BLS), U.S. Department of Labor, New York, NY and Northeastern N.J.. region, 1982-84 = 100, or any other renamed local index covering the New York, NY region.

            If the BLS changes the publication frequency of the Price Index so that a Price Index is not available to make a cost-of-living adjustment of annual rent as specified herein, the cost-of-living adjustment shall be based on the percentage difference between the Price Index for the closest preceding month for which a Price Index is available and the Price Index for the Base Month as defined in this Lease.

            In the event that the Consumer Price Index (CPI) ceases to use 1982-84=100 as the basis calculation, or if in the Landlord's reasonable judgment, a substantial change is made in the terms or number of items contained in the CPI, then the CPI shall be adjusted (the "Adjustment") to the figure that would have been arrived at (or as close to such figure as shall be practical) had the manner of computing the CPI in effect at the date of this lease not been altered. Further, if in the Landlord's reasonable judgment, such adjustment is impossible or impractical, then the revised CPI shall be deemed to replace the original CPI for purposes of this covenant.

            If the BLS otherwise substantially revises, or ceases publication of, the Price Index, then a substitute index for determining cost-of-living adjustments, issued by the BLS or by a reliable governmental or other nonpartisan publication, shall be reasonably designated by Landlord.

5. ACCOUNTING METHODS - It is understood and agreed that upon presentation to the Tenant of any computation with respect to rent, and/or additional rent, or utilities, or computations as to the amount of money to be paid by the Tenant concerning any


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      obligation referred to in this lease to be performed by the Tenant, provided said computations are predicated upon reasonable accounting methods and procedures, then and in that event, computations of the Landlord shall be deemed conclusive and binding upon Tenant and the Tenant hereby waives the presentation of any and all invoices, checks or bills prior to making said payment and during any trial concerning the failure of the Tenant to make said payments. As a courtesy to Tenant, Landlord will provide Tenant with access to Landlord's records for purposes of Tenant review to verify Landlord computations. Tenant's review of at Landlord's offices will not exceed two days per calendar year.

6. LATE PAYMENT PENALTIES - Rent and any other Tenant incurred charges appearing on the Landlord's monthly invoices are due and payable to the Landlord on the first day of each month. There will be a four (4) day grace period through the fifth (5th) day of the month for the payment of such due bills. However any such unpaid bills after said date will be assessed at the late charge rate of 2% per month, computed from the first day of the month in which said bill is due, to the date of payment to the Landlord. This late charge shall be cumulative and be deemed an additive to the rent for the month such due bill is issued.

      Tenant's postdated check will be considered subject to the above assessment if the check date exceeds the above stated payment deadline.

      In the event a Tenant check fails bank clearance for any reason, the Landlord shall charge the Tenant with a $20.00 penalty fee to cover bank and administrative costs. If the Tenant fails to correct this deficiency and has not paid the Landlord the monies due by the tenth day of the month, then the late charge as set forth above shall be applicable.

      The Landlord's failure to demand or collect said late charges shall in no way be deemed a waiver of any right thereto or any other rights or remedies that the Landlord may have under the terms of this lease, by summary proceedings or otherwise.

7. ADDITIONAL RENT - Any and all payments and/or expenses required to be paid by the Tenant shall be deemed additional rent and rent if same are due the Landlord or in the event the Landlord expends said moneys on behalf of the Tenant for which the Tenant has an obligation to reimburse the Landlord.

8. CESSATION OF UTILITIES - Tenant hereby agrees that in the event the Tenant has failed to pay to Landlord any utility charges that are billed to the Tenant by Landlord and said charges remain unpaid and outstanding for a period of 60 days, in addition to the other remedies the Landlord may have, the Landlord shall have the right to terminate the providing of said utilities to the leased premises of the Tenant. Notwithstanding anything else contained herein to the contrary, in such event, the Tenant waives any and all claims against the Landlord for any damages whatsoever, consequential and/or punitive, that may be incurred by the Tenant as a result of the termination of said utilities.


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9.    NOTICES AND SERVICE OF PROCESS - Any notice, demand, or communication called for under this Lease shall be in writing and shall be given, served, or delivered by United States registered or certified mail, return receipt requested, postage prepaid, or by Airborne Express or other nationally recognized overnight courier service, or hand-delivered with a receipt and addressed (i) if to Tenant, at 44 Flowerfield Suite 44, Saint James, New York 11780, (ii) with a copy to Franchisor, to Kiddie Academy International, Inc., Kiddie Academy Corporate Center, 108 Wheel Road, Suite 200, Bel Air, Maryland 21015, and (iii) a copy to Co-Guarantor, Maryland Day Care Center, Inc., 108 Wheeler Road, Suite 200, Bel Air, Maryland 21025; and (iv) if to Landlord, at Gyrodyne Company of America, Inc., 17 Flowerfield Suite 15, Saint James, New York 11780, or (iv) to any of the personal guarantors of said lease. All notices delivered in the foregoing manner shall be deemed delivered on the date the return receipt is executed. Either party may designate a change of address by written notice to the other party. If and when said service is made, the Tenant hereby waives any jurisdictional defects and/or claims of improper service.

10. DEFAULT BY TENANT - The occurrence of any one or more of the following events shall constitute a material breach by Tenant of this Lease:

      (a) the failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) days after receipt of written notice thereof by Tenant from Landlord; or

      (b) the failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease where such failure shall continue for a period of thirty (30) days after receipt of written notice thereof by Tenant from Landlord, provided, however, that if the nature of Tenant's default is such that it cannot be cured solely by payment of money and that more than thirty (30) days may be reasonably required for such cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within such thirty (30) day period and shall thereafter diligently prosecute such cure to completion; or

      (c) the making of any general arrangement or any assignment by Tenant for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition of reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, such petition is dismissed within ninety (90) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets.

      In the event of any material breach of this Lease by Tenant, then Landlord, in addition to other rights or remedies it may have, shall have the right to terminate this Lease upon fifteen (15) days written notice to Tenant, and also the right, with or without termination


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      of this Lease, to reenter and take possession of the Leased Premises and
      Landlord may remove all persons and property from the Leased Premises; such property may be removed and stored in any other place in the Building or in any other reasonably secure place for the account of and at the expense and risk of Tenant. Should Landlord elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease, or Landlord, without terminating this Lease, shall use its reasonable efforts to relet the Leased Premises or any part thereof for such terms and conditions as may be reasonable, with the right to make minor alterations and repairs to the Leased Premises. Rental received by Landlord from such reletting shall be applied first, to the payment of any costs of such reletting including reasonable brokerage and attorneys' fees; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should such rentals received from such reletting during any month be less than the monthly gross rent reserved hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless written notice of such intention be given to Tenant, in which event Tenant's obligations to Landlord shall forthwith cease, or unless the termination thereof be decreed by a court of competent jurisdiction.

      Any default by Tenant under this Lease shall be deemed an event of default under the Franchise Agreement (the "Franchise Agreement") entered into or to be entered into between Tenant and Kiddie Academy International, Inc., a Maryland corporation ("Franchisor").

      In addition, Landlord acknowledges that if at any time Tenant defaults under the Franchise Agreement, Franchisor, shall have the option to either:

            (i) enter upon the Leased Premises and operate the Kiddie Academy Child Care Learning Center at the Leased Premises until such time as Franchisor determines that the default of Tenant under the Franchise Agreement has been cured, or

            (ii) take possession of the Leased Premises and become the assignee of this lease for a period not less than one (1) year and not to exceed two (2) years from the date of assumption, with no liability for any default caused by the Tenant up to the point of assumption. In the event a new franchisee is selected, the one year minimum period will be waived by Landlord.

      In the event Franchisor exercised option (ii) above, Landlord hereby agrees that the Franchisor may seek another Franchisee to take over the operation of the Kiddie Academy Center at the Leased Premises and that when a new franchisee is selected by Franchisor and approved by Landlord within a reasonable period of time, the new franchisee will become the tenant under this Lease, Maryland Day Care Centers, Inc. will


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      continue as the co-guarantor thereby leaving the Landlord undiminished with respect to guaranty. Landlord further agrees that if Franchisor does not select a new franchisee within two (2) years from the date of assignment of the Lease under (ii) above, Franchisor shall have no further liability under the Lease as of the end of that two (2) year period.

      SUBSTITUTION OF FRANCHISEE - Landlord will not withhold such consent to the selection of a new franchisee if at the time of such substitution of franchisee, the succeeding franchisee maintains financial standing at least equivalent to that of the original franchisee under this Lease. Landlord must have reasonable assurance of the payment of all rents and other amounts required under this Lease and reasonable assurance of compliance with all other terms, covenants, provisions and conditions of this Lease.

11. ALLOCATION OF PARTIAL PAYMENTS AND DISPUTES - In the event of a partial payment or a payment on account, hereinafter for the purpose of this provision these terms are used interchangeably. Tenant shall not have the right to allocate payment(s) against specific charge(s) on an invoice(s) submitted by Landlord. Further, Tenant waives the right to claim that Landlord shall be diminished legally with respect to accepting said partial payment in any arbitration or legal proceeding. Landlord and Tenant herewith reaffirm Landlord's undiminished rights, with respect to partial payment(s) by Tenant, to recovery by Landlord for amounts invoiced and unremitted by Tenant; recovery of any penalties, as provided elsewhere herein, that may be assessed Tenant for underpayment; and recovery of the premises, if such recovery shall be the subsequent result of a default declaration.

      In the event of a dispute between Landlord and Tenant for any invoiced amounts, other than those pertaining to base rent, Tenant shall be required to remit payment in full as per the terms of the invoice, and if no payment terms are stated, within thirty (30) days of invoice, with a written protest detailing all allegations, financial calculations, and documentation for those amounts in dispute. In the event the parties are unable to resolve the dispute within sixty days of the remittance, both parties agree to submit to binding arbitration with respect to the disputed amount(s). Failure to remit disputed amounts shall be construed by Landlord as non-payment and shall remain grounds for a default declaration by Landlord. Unless a written notice to Landlord of a dispute, conveyed and qualified under NOTICES AND SERVICE OF PROCESS herein, is made at the time of remittance, Tenant waives all rights to recourse.

12. RENT ACCELERATION - Anything herein to the contrary notwithstanding, the premises herein mentioned are demised for the whole term with the whole amount of rent herein reserved, due and payable at the time of the making of this lease and the payment of rent in installments as herein provided is for the convenience of the Tenant only. If default by the Tenant in the making of any installment payment of rent occurs, then the whole of the rent reserved for the whole period shall then become due and payable to the Landlord without notice or demand.


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      Landlord herewith unilaterally agrees and covenants that in the event of a default by Tenant, Landlord partially waives its right guaranteed hereinabove to demand payment for the full term of the lease and accepts a minimum of three years, or the balance of the then existing lease term, whichever is less, as the maximum amount for which Landlord may initiate a single action to recover for an event of default. Additionally, Landlord also agrees to restrict any action to recover payment to a peyote schedule requiring payments in equal installments over the same period for which the rent default and rent acceleration is claimed. Further, Landlord shall be restricted from initiating multiple actions for the same monies, or portion thereof, for a specific underlying lease period even if multiple defaults occur.

13. LANGUAGE PRECEDENCE - In the event of conflict between the preprinted portion of this Lease and the Addendum hereto, the terms and conditions set forth in the Addendum shall control.

      INTERPRETATION AND CONSTRUCTION - Unless otherwise specified, the following rules of construction and interpretation apply to this lease, addenda, and exhibits:

      (a) The terms "improvements," "demised premises," "Leased Premises," or "Leased Suite" shall each be interpreted as followed by the phrase "or any part thereof."

      (b) Singular words include the plural and plural words include the singular.

      (c)   Words importing any gender include every other gender.

      (d) The phrase "terms and conditions" shall be interpreted as referring to all terms, provisions, covenants, agreements, conditions, restrictions, representations, warranties, obligations and agreements in this Lease.

      (e) Use of the term "including" shall be interpreted to mean "including but not limited to."

      (f) Whenever a party's consent is required under this Lease, except as otherwise stated in the Lease of as same may be duplicative, such consent shall not be unreasonably withheld or delayed.

14. HEADINGS - Headings used throughout this Lease are inserted for reference purposes only, and are not to be considered or taken into account in construing the terms or provisions of any covenant or paragraph hereof nor to be deemed in any way to qualify, modify or explain the effect of any such provisions or terms.

15. ATTORNEY'S FEES - Tenant agrees to pay reasonable attorney's fees if the a dispute is resolved after service of Notice of Petition and Petition and receipt of Tenant's response and prior to appearing in court. In the event any further papers not associated with the above resolution must be prepared and/or further expenditure of time is required, then, and in that event, Tenant shall pay additional Landlord's reasonable legal fees.


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16.   ADDRESS DESIGNATION - Landlord has the full right at any time, with no less than thirty (30) days prior notice to Tenant, to name and change the name of the building and property and to change the designated address of the building and property. The building and property may be named after any person, firm or otherwise, whether or not the name is, or resembles, the name of a tenant of the building and property.

17. EARLY TERMINATION - Landlord herewith agrees, with the following qualification, to release Tenant from this Lease, if and only if, during the term of this Lease Tenant and Landlord enter into another lease for a different premises at Flowerfield. Tenant shall remain liable for all applicable covenants, such as, but not restricted to: reversion provisions, exit charges, abandonment, etc., as if this Lease had run its full course.

18. LEASE AMENDMENTS & SUBORDINATION - If, in the event that the Landlord desires financing or refinancing for the premise of which the demised premise form a part, Tenant may not withhold, delay, or defer consent for any modifications to the lease as a condition for the financing or refinancing, provided that such modifications shall not substantially or materially affect Tenant or Tenant's rights under this Lease.

      Remedies - The Tenant is permitted fifteen (15) days after written notice from the Landlord to conform to the conditions which are requested by the lender. If Tenant fails or refuses to execute conditions requested by Landlord, Landlord reserves the right to terminate the lease, as provided hereafter, or perform the execution of any document for and on behalf of Tenant as its attorney-in-fact. In the event Landlord elects to terminate this Lease under this paragraph, Landlord will either provide Tenant with comparable premises within Flowerfield or provide Tenant with six months of occupancy in the demised premises, free of base rent. Landlord as attorney-in-fact may only execute instruments pertaining to conditions requested by lender. If Landlord, in its capacity as attorney-in-fact, executes a subordination agreement or any other documents required by lender on behalf of Tenant, Tenant's default under this provision will be deemed to be cured.

19. ESTOPPEL CERTIFICATE - Landlord and Tenant shall, at anytime upon not less than twenty (20) days prior written notice from the other party, execute and deliver to the other party a statement in writing, if such is the case, (i) certifying that this Lease is unmodified and in full force and effect (or if full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the party's knowledge, any uncured defaults on the part of the other party hereunder, or specifying such defaults if any are claimed. Landlord shall limit such requests to an average of two times per year over the lease term.

20. LEGAL VENUE - This Lease shall be governed by the laws of the State of New York. Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by


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      reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.

21. EXCLUSIVITY - For a five year term commencing on September 1, 1995, Landlord shall not lease any space at Flowerfield, to any tenant for use as a day care or similar all day child development facility. This restrictive covenant shall not apply to summer day camps, fine arts and crafts schools, Head Start programs or short term sessions of one month or less duration. In the event that Landlord elects to entertain another day care or all day child development facility at Flowerfield, Landlord shall first offer same to Tenant. If Tenant declines Landlord's offer, Landlord will make the same offer to Kiddie Academy International, Inc.

22. COUNTERPARTS - This lease may be executed in one of more counterparts, each of which shall be deemed an original.

SECTION VI - VACATION AND ABANDONMENT

1. HOLDOVER - In the event this lease is not renewed and the Tenant has failed to vacate the premises prior to the eleventh anniversary of the Commencement Date of the Lease, or the sixteenth anniversary date of the Commencement Date of the Lease if the first five year option is exercised or the twenty first anniversary date of the Commencement Date of the Lease if the second option is exercised, then the Tenant agrees to pay the Landlord double the monthly rent then applicable for each month or portion thereof that Tenant retains possession of the premises or any portion thereof, after the expiration or termination of this Lease and shall also pay all damages sustained by Landlord by reason of such retention of possession.

      In addition, Tenant will also pay those other items of additional rent which would have been payable monthly pursuant to this Lease, had this Lease not expired. The provisions of this section shall not constitute a waiver by Landlord of any reentry rights of Landlord pursuant to other provisions contained herein or as provided by law. At the sole option of Landlord, expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease for a period of one year on the terms and conditions herein set forth at triple the then current monthly rent. In the event the Landlord does not exercise said option, then as previously set forth, the Tenant shall pay the Landlord triple the then monthly rent during the holdover period.

2. GUARANTEES - It is mutually agreed and understood that if Tenant after the conclusion of the hereinbefore defined lease term becomes a month-to-month tenant, a tenant at will, or a holdover tenant, all personal, business, and corporate guarantees applicable to the hereinbefore defined lease term shall unequivocally also apply to the extended lease term.


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3.    (a)   ABANDONED PROPERTY - It is hereby understood and agreed that in the event the Tenant leaves any property on the demised premises or any common areas in, on, or about Flowerfield, subsequent to the expiration of the within lease that said property is hereby deemed abandoned and the Landlord may dispose of said property at its option without any liability on the part of the Landlord. It is further understood and agreed that the Tenant waives any and all rights, title and interest to said property, releases and waives any and all claims thereto and further agrees that the Tenant will be responsible to the Landlord for any and all expenses incurred by the Landlord concerning said property.

      (b) UNAUTHORIZED VEHICLES - Landlord retains the sole right to reassign parking and may, with one week's written notice, change the parking lot and/or parking area assignment of Tenant. Landlord shall not unilaterally, however, reduce the agreed upon spaces allotted Tenant above. It is understood and agreed that in the event any vehicles of any parties, their servants, agents and/or employees, invitees, licensees, subtenants, etc., are improperly parked on the grounds of the Landlord, the Landlord is hereby granted express permission to take any and all necessary steps to remove said vehicles including but not limited to the towing of said vehicles. For the purpose of this paragraph "improperly parked" shall mean any vehicle parked in a loading zone; parked in an area designated with a sign as a no parking zone; parked in other than a designated parking lot, parked overnight without the express permission of the Landlord, or parked overnight in other than a fenced-in reserved parking area. Any and all expenses relating to the removal of said vehicles and/or the safeguarding of said vehicles, if the Landlord elects to do so, shall be the responsibility of either the owner of the vehicles or the applicable tenant whose business led to said vehicles being on the grounds of the Landlord and said parties hereby agree to immediately reimburse the Landlord for said expenses together with interest at the 2% per month and same shall constitute additional rent to which the failure to pay shall result in the Landlord exercising, at its option, any of the remedies provided for herein. The Tenant specifically waives any claim for damages arising from the removal of vehicles owned and/or operated by the Tenant, its servants, agents and/or employees and releases the Landlord from any such claims. In the event claims are made by third parties as a result of the removal of said vehicles or any damage caused to said vehicles, the Tenant hereby agrees to hold harmless, indemnify and defend the Landlord concerning said claims.

            In the event Tenant fails to comply with this provision, Tenant hereby appoints the Landlord as its Attorney in Fact, authorizing Landlord to execute all documents and take any action on behalf of Tenant to secure compliance herewith. Tenant hereby agrees that the exercising of said Power of Attorney by Landlord is proper and waives any and all claims concerning same.

      (c) UNPLATED VEHICLES - It is agreed that motor vehicles without license plates constitute a special situation. Any unregistered motor vehicle parked on the Flowerfield premises will be subject to all the conditions herein above described and to a ten


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            ($10.00) dollar per day parking fee effective after the first twenty-four hours of parking. In the event Tenant fails to comply with this provision, Tenant hereby appoints the Landlord as its Attorney in Fact, authorizing Landlord to execute all documents and take any action on behalf of Tenant to secure compliance herewith. Tenant hereby agrees that the exercising of said Power of Attorney by Landlord is proper and waives any and all claims concerning same.

      (d) WASTE - Tenant at expiration of Lease shall be solely liable for removal of any drums, cans, vessels, or containers over one quart in volume in addition to its other responsibilities. In the event the drums, cans, vessels, or containers are not removed, until such time that same are complied with, Tenant agrees not to demand return of any portion or its securities being held by Landlord. In addition thereto, the Tenant again appoints the Landlord as its Attorney in Fact to exercise any and all rights, and to execute any and all documents necessary to secure compliance with this provision. Tenant hereby approves of any actions taken by the Landlord pursuant to said Power of Attorney and waives any and all claims in relation thereto.

4. ENTIRE AGREEMENT - This Lease with attached preprinted portion, Addenda and Exhibits is the complete agreement between Tenant and Landlord in its entirety with respect to the premises leased herein and cannot be changed, modified or terminated orally. There are no representations, agreements, arrangements or understandings oral or written, between Tenant and Landlord up to the date of this Lease, which are not fully contained herein.

                                        Gyrodyne Company of America, Inc.

         3-23-95                        /s/ [Illegible]
      ---------------------             ----------------------------------------
            (Date)                                    (Landlord)

                                        Carin Perez

         3-23-95                        /s/ Carin Perez
      ---------------------             ----------------------------------------
            (Date)                                       (Tenant)

                                        Luis Perez

         3-23-95                        /s/ Luis Perez
      ---------------------             ----------------------------------------
            (Date)                                       (Tenant)


CARIN PEREZ AND LUIS PEREZ  Lease Page 31 of 43

CARIN PEREZ AND LUIS PEREZ  Lease Page 32 of 43


                                    EXHIBIT A

                        FLOOR PLAN OF THE LEASED PREMISES
                             7 FLOWERFIELD SUITE 44

                               SUPPLIED SEPARATELY


CARIN PEREZ AND LUIS PEREZ  Lease Page 32 of 43

CARIN PEREZ AND LUIS PEREZ  Lease Page 33 of 43


                                    EXHIBIT B

                     KEY MAP, BUILDING LAYOUT, COMMON AREAS,
                         PARKING AND PLAYGROUND DRAWING

                        Gyrodyne Company of America, Inc.
                         Kiddie Academy Day Care Center
                         Drawing Pages 1 of 2 and 2 of 2
                                    ATTACHED


CARIN PEREZ AND LUIS PEREZ  Lease Page 33 of 43

CARIN PEREZ AND LUIS PEREZ  Lease Page 34 of 43


                                    EXHIBIT C
                             LANDLORD'S WORK LETTER
                                       FOR
                            KIDDIE ACADEMY FRANCHISEE

                                January 27, 1995

1. General

A. All construction must met or exceed the requirements of the New York State Uniform Fire Prevention and Building Code (Code) and all applicable Federal, State and Local codes, laws and/or regulations.

B. Leased Suite occupancy is assumed to be Group C6.2 - Institutional; used for the daily care of persons with physical limitations due to health or age (i.e.: day nurseries including children under two and a half years of age, hospitals, infirmaries, orphanages and homes for the aged, etc.).

C. Specifications contained herein have not been reviewed by regulatory authorities. All quantities, finishes, locations and other specific requirements are to be verified by Tenant, Franchisor and Landlord, with respect to each party's area of responsibility as defined in Section 1. G

D. If a conflict should exist between these specifications and applicable Code requirements, the more restrictive of the two shall be utilized in the construction of the Leased Suite.

E. The landlord is required to provide a minimum of one year warranty on all labor and materials used in constructing the Leased Suite.

F. All construction is to be substantially completed in accordance with the Construction Documents. (The term Construction Documents means all Final Plans, Specifications, Change Orders and Addenda which have been approved and agreed to, in writing, by the Tenant, Franchisor and Landlord.)

G. Landlord is responsible for the production and submission of the Construction Plans (which shall be based on the agreed upon specifications and conceptual layout) for approval by authorities having jurisdiction over project. Landlord is responsible for all submissions of plans for demolition and construction permits. Landlord is also responsible for all costs related to obtaining construction permits, inspections and Certificate of Occupancy. Tenant is responsible for obtaining all licensing required to legally operate a Day Care Center in the County of Suffolk in the State of New York.


CARIN PEREZ AND LUIS PEREZ  Lease Page 34 of 43

CARIN PEREZ AND LUIS PEREZ  Lease Page 35 of 43


H. All Construction Drawings and Specifications are subject to review and written approval by Tenant, Franchisor and Landlord.

I. Tenant or Franchisor shall provide Landlord with a final finish schedule prior to the completion of the Construction Drawings and Specifications.

J. No construction shall commence prior to written approval and agreement of the final Construction Drawings and Specifications by the Tenant, Franchisor and Landlord.

K. Landlord shall be the General Contractor for the work to be done under this Work Letter.

2. Floors

A.    Provide and install floor finishes as specified by finish schedule.

      1. All tile flooring is to be a minimum of 1/8" thick, unless otherwise specified in the Construction Documents.
      2. All carpeting is to be 'Wellco' Producer IV 2602 Level Loop Polyfn Carpet or equal. Color to be selected from Room Finish Schedule.

B. All 'learning carpets' are to be supplied by Tenant and shall be installed by the Landlord. The Landlord shall provide a black rubber carpet transition strip for the installation.

C.    Provide and install vinyl base throughout per finish schedule.

D. Provide and install ceramic tile as required by Code and Construction Documents. Landlord to submit color samples for selection by KAI.

E. It will be the responsibility of the Landlord or subcontractor to verify all owner supplied carpet sizes before laying any tile or carpet in the center. KAI will not guarantee any carpet sizes. All sizes referred to on plans are nominal.

3. Walls

A. Walls are to be a minimum of 1/2" drywall on each side of a 3 1/2" 25 ga. metal stud @ 16" o/c.

B. Provide and install exterior wall insulation, sealant and moisture protection as may be required to conform to the New York State Energy Conservation Code.

C.    Drywall finish is to be taped and spackled, sanded, primed and painted.

D. All walls are to be painted, as per Room Finish Schedule, with a minimum one primer coat of paint plus two coats of finish color paint for new walls and two coats of finish


CARIN PEREZ AND LUIS PEREZ  Lease Page 35 of 43

CARIN PEREZ AND LUIS PEREZ  Lease Page 36 of 43


      color paint for existing painted walls. Doors and trim are to be painted the trim color specified for each room. Paint manufacturer to be Sherwin Williams or equal.

E. Paint used in kitchen area to be Sherwin-Williams white epoxy enamel semi-gloss base (or equal), or as required by local health code.

F. Provide and install 3' FRP panels on walls above sinks in kitchen area and above mop sink in janitorial closet.

4. Doors, Door Jambs, Windows & Hardware

A. Unless specified otherwise on Door Schedule, all exterior doors are to be at least 16 ga, ASTM A526 steel with G60 galvanizing and painted as per Schedule.

B. Unless specified otherwise on Door Schedule, all exterior door frames are to be primed and painted as per Schedule.

C. Unless specified otherwise on Door Schedule, all interior doors are to be 3/0 X 7/0 1 3/4" solid core wood doors, primed and painted per Schedule.

D. Unless specified otherwise on Door Schedule, all interior door frames are to be 16 ga for doors up to 5' wide, 14 ga over 5' wide, (1 1/2" metal), with standard hardware, primed and painted per Schedule.

B. All door hardware is to comply with ADA and local code regulations. Provide locking keyed hardware set on owner's office door. Provide locking hardware for closet doors so that the lock will release when operated from inside the closet.

F.    All doors are to be rated as needed by local codes.

G. Exterior doors are to have removable 6 pin core locks, medium duty commercial grade.

H. Storefront doors & entrances with aluminum frames are to be anodized aluminum type as manufactured by 'Kawneer' or equal.

I.    Door glazing to be tempered safety glass where required by code.

J.    Overhead closers shall be provided as per Door Schedule.

K.    Push/Pull hardware shall be provided as per Door Schedule.

L. Provide and install weather-stripping and thresholds as needed on exterior doors.


CARIN PEREZ AND LUIS PEREZ  Lease Page 36 of 43

CARIN PEREZ AND LUIS PEREZ  Lease Page 37 of 43


M. Windows are to be 1" insulating glazing, anodized aluminum frame type, as manufactured by 'Kawneer', or equal.

5. Ceiling

A. Provide and install suspended grid ceiling system @ +/-10'-0" a.f.f. throughout.

B. All ceiling tiles are to be 2'x4' acoustical lay-in type. One-hour rated ceiling as required by Code.

6. Electrical

A.    Provide and install separate electrical meter for Suite.

B. Provide and install service for Premises one 208 volt, 3 phase, 4 wire, disconnect switch. Panel size to be determined by electrical contractor.

C. Provide and install all necessary circuit breakers for distribution of load

D. Provide all distribution, including j-boxes, switches and receptacles in place as per Code and Construction Documents

E.    Install duplex outlets as per Code

F. Provide and install ceiling or wall mounted exit signs, emergency lights and night lights, as required by Code.

G.    Provide and install a minimum of two duplex outlets in each room.

H. Provide and install required outlets for Tenant's kitchen equipment. Hot plate units will require (2) 220v 20 amp receptacles @ 54" a.f.f.. Provide electrical service for food prep area range hood in accordance with state and local regulations. Install Tenant supplied food preparation equipment.

I.    Provide and install exterior power for Tenant's sign.

J.    Provide access to central telephone panel for 7 Flowerfield.

K. Permit Tenant to engage reliable T.V. cable and/or antenna contractor to provide and install Television lines as required by Tenant.


CARIN PEREZ AND LUIS PEREZ  Lease Page 37 of 43

CARIN PEREZ AND LUIS PEREZ  Lease Page 38 of 43


L. Provide and install 2' x 4' lay-in, fluorescent light fixtures, with ballasts, lenses and lamps installed, in suspended ceiling, at least fifty foot candle minimum, conveniently switched per room. Final layout as per Construction Documents.

M. Electrical service to be in accordance with latest NEC and local regulations.

N. Provide and install electrical service and timers for tenant sign to exterior sign areas as per Construction Documents.

0. Provide and install dedicated duplex outlet, on a separate circuit, in kitchen area for a microwave oven.

7. Plumbing

A. Provide and install all sanitary sewer connections and piping for sewer as per Construction Documents.

B. Provide and install electric hot water heater sized for Tenant and occupancy requirements

C. Distribute all hot and cold water to Kitchen, drinking fountains and rest rooms

D. Provide and install all required juvenile toilets [Kohler Primary Model II, K-4318-ET, Seat 4686C, or equal] and juvenile lavatories [Kohler Radiant K-29 16, 4" center, with gooseneck handicapped approved faucet, or equal]. Quantity determine by local regulation.

E. Provide and install at least 2 Adult, ADA compliant, toilets [Kohler Welcomme Waterguard K-4250-1ET-PT, or equal] and lavatories [Greenwich K-2032, 4" centers with gooseneck handicapped approved faucet].

F. Provide and install at least 2 juvenile and 1 adult, ADA compliant, drinking fountains.

G. Provide any special requirements due to private or public septic system (grease traps, hookup permits, etc.).

H. Provide and install restroom mirrors, paper towel holders, toilet paper holders and grab bars.

I.    Provide and install 1 mop sink [Kohler Bannon K-6716, or equal].

J.    Provide and install mechanical ventilation in each restroom.

K. Provide and install 1 lavatory in each diaper counter unit [Kohler Radiant K-2916 with 4" center K-7401 Triton faucet, or equal].


CARIN PEREZ AND LUIS PEREZ  Lease Page 38 of 43

CARIN PEREZ AND LUIS PEREZ  Lease Page 39 of 43


L.    Provide antiscald valves as required by Code.

M. Install Tenant supplied food preparation equipment. All labor and materials, other than adapters, fittings, valves, etc. which are normally supplied with the equipment by the manufacturer, required for hook up are to be supplied by the contractor.

N.    Plumbing to be installed in as per Code.

0. Supply and install liquid soap dispensers and paper towel dispensers at all lavatories throughout the Suite.

8. Air Conditioning & Heating

A. Provide, install and distribute air cooling/heating systems throughout the Suite.

B. Air conditioning units must maintain a maximum summer temperature of 78 degrees F.

C. A temperature of at least 72 degrees F must be maintained during the winter.

D. Provide and install all duct work, positive duct return air and supply diffusers. Also install supply diffusers for rest rooms, storage areas and offices.

E. Design criteria to include glass area exposure, kitchen load, equipment load, and occupant load.

F.    Provide and install at least 1 thermostat per HVAC unit.

G.    Compressors to have at least a 5 year extended warranty.

H. HVAC system shall heat and cool uniformly throughout in accordance with NFPA 90 and be balanced to provide compliance with the latest BOCA Mechanical Code, and local regulation.

9. Fire Sprinkler & Fire Alarm Systems

A.    Provide and install sprinkler system as required by Code.

B. Smoke detection system, if required, must be in compliance with the latest NFPA Life Safety Code, local regulations and BOCA code.

C.    Contractor is to provide central station alarm connection fee only.


CARIN PEREZ AND LUIS PEREZ  Lease Page 39 of 43

CARIN PEREZ AND LUIS PEREZ  Lease Page 40 of 43


D. Provide and install fire alarm, panel, detectors and related equipment as per Code requirements.

10. Cabinetry

A. Fabricate and install one 12" x 12" x 48" cubbie" as per Construction Documents for each child.

B. Fabricate and install all lavatory tops, diaper counter units and kitchen counter unit; color and laminate per Construction Documents.

C.    Fabricate and install office pass-through window per Construction
      Documents.

11. Signage

A.    Supply electrical hookup for Tenant's exterior building sign.

B.    Supply electrical feed to Tenant's free standing exterior sign.

12. Play Area

A. Install play area fencing with gates as per Construction Documents. Provide, minimum, (1) 10'-0" wide service gate and (1) 4' wide service gate, as shown on plan.

B.    Provide asphalt surface as per Construction Documents.

C.    Soft-top area to be provided as per Construction Documents.

D.    Provide sand needed to fill (2) 8'x8' sand boxes.

13. Security System

A. Provide and install, on all exterior doors only, an audible security system that will sound upon opening.

14. Schedule of Drawings

      Attached Project Schedule and list of construction documents result in a forty day design and submittal phase. It is Landlord's intent as general contractor to follow this schedule within the constraints imposed by various governmental agencies in utilizing reasonable efforts given the circumstances.


CARIN PEREZ AND LUIS PEREZ  Lease Page 40 of 43

CARIN PEREZ AND LUIS PEREZ  Lease Page 42 of 43


                                    EXHIBIT D
                         COLLATERAL ASSIGNMENT OF LEASE

      FOR VALUE RECEIVED, THE UNDERSIGNED Assignor assigns, transfers and sets over to the Assignee, KIDDIE ACADEMY INTERNATIONAL, INC., a Maryland corporation, all of the Assignor's right, title and interest as tenant in, to and under the lease, a copy of which is attached (the "Lease"), for the premises known as 7 Flowerfield Suite 44, St. James, New York 11780.

      This Assignment is for collateral purposes only and except as specified here, the Assignee will have no liability or obligation of any kind whatsoever arising from or in connection with this Assignment, or from or in connection with the Lease, unless (i) the Assignee takes possession of the premises subject to the Lease pursuant to the terms of this Assignment, and (ii) the Assignee assumes the obligations of the Assignor under the Lease. The Assignor agrees to indemnify and hold harmless the Assignee from and against all claims and demands of any type, kind or nature made by any third party which arise out of or are in any manner connected with the Assignor's use and occupancy of the premises subject to the Lease.

      The Assignor represents and warrants to the Assignee that it has full power and authority to assign the Lease and its interest in the Lease.

      If the Assignor defaults under the Lease or under the Franchise Agreement between the Assignee and the Assignor for a Kiddie Academy Center located at the leased premises (the "Franchise Agreement"), the Assignee will have the right and is empowered to take possession of the premises subject to the Lease, expel the Assignor from those premises, and in that event, the Assignor will have no further right, title or interest in the Lease. The Assignor will reimburse the Assignee for the costs and expenses incurred in connection with any such retaking, including but not limited to the payment of any back rent and other payments due under the Lease (whether the payments are made by a separate agreement with the lessor or otherwise), attorney's fees and expenses of litigation incurred in enforcing this Collateral Assignment of Lease, costs incurred in reletting the premises, and costs incurred for putting the premises in good working order and repair.

      The Assignor agrees that it will not suffer or permit any surrender, termination, amendment or modification of the Lease without the prior written consent of the Assignee. Throughout the term of the Franchise Agreement and any renewals of that Agreement, the Assignor agrees that it will elect and exercise all options to extend the term of or renew the Lease not less than thirty (30) days prior to the last day that the option must be exercised, unless the Assignee otherwise agrees in writing. Upon the failure of the Assignor to so elect to extend or renew the Lease, the Assignor appoints the Assignee as its true and lawful attorney-in-fact to exercise that extension or renewal option in the name, place and stead of the Assignor, for the sole purpose of effecting the extension or renewal.


CARIN PEREZ AND LUIS PEREZ  Lease Page 42 of 43

CARIN PEREZ AND LUIS PEREZ  Lease Page 43 of 43


                                        ASSIGNOR:

                                        ____________________

                                        /s/ Luis Perez                    (SEAL)
                                        ----------------------------------------
                                        LUIS PEREZ

                                        ________________________________________

                                        ________________________________________

                                        /s/ Carin Perez
                                        ----------------------------------------
                                        CARIN PEREZ


CARIN PEREZ AND LUIS PEREZ  Lease Page 43 of 43

                           CORPORATE GUARANTY OF LEASE

      Maryland Day Care Centers, Inc., a Maryland corporation ("Guarantor"), whose address is Kiddie Academy Corporate Center, 108 Wheel Road, Suite 200, Bel Air, Maryland 21015, as a material inducement to and in consideration of Gyrodyne Company of America, Inc. ("Landlord") entering into that Lease dated March 23, 1995 (the "Lease") with Carin Perez and Luis Perez ("Tenant"), unconditionally guarantees the prompt payment to Landlord of all basic annual rent being due and payable under the Lease, during the first ten (10) years of the original lease term. This Guaranty and the obligations of Guarantor hereunder, shall not be valid until the Lease has commenced, all contingencies under the Lease have been satisfied or waived, all construction of Tenant Improvements is complete, and all permits and licenses required for Tenant's operation have been granted and/or issued.

      Landlord shall promptly provide written notice to Guarantor of any default or failure to perform by Tenant under the Lease and Guarantor shall have the right to cure any such deficiency or default by Tenant, should Tenant fail to do so, within thirty (30) days after the expiration of any cure period provided to Tenant under the Lease (and, in the event that no cure period is provided to Tenant under the Lease, Guarantor shall have 30 days after the delivery of such notice to Guarantor to cure such default). It is hereby understood and agreed that Landlord shall forego the right to exercise any and all remedies available to Landlord under the Lease or at law arising out of Tenant's default unless Tenant or Guarantor fails to cure such default within the time period set forth above. In no event shall any "Liquidated damages" provision or any other provision of the Lease which purports to accelerate the rent or any other charges payable by Tenant under the Lease be enforceable against Guarantor.

      Notices shall be sent to Guarantor by United States certified mail, return receipt requested, postage prepaid, or by Airborne Express or other nationally recognized overnight courier service, to the address of Guarantor set forth above, Attn: Michael J. Miller. All notices delivered in the foregoing manner shall be deemed delivered on the date the return receipt is executed. Guarantor may designate a change of address by written notice to Landlord.

      The Lease shall not be modified, amended or assigned without the prior written consent of Guarantor. Guarantor hereby consents to the Collateral Assignment of Lease previously entered into, or to be entered into, between Tenant and Kiddie Academy International, Inc.

      If Landlord disposes of its interest in the Lease, "Landlord", as used in this guaranty, shall mean Landlord's successors. Guarantor's obligations under this guaranty shall be binding on Guarantor's successors.

                                        GUARANTOR:
WITNESS:                                Maryland Day Care Centers, Inc.


/s/ Alexander Krowzow                   By: /s/ George Miller
-----------------------------               ------------------------------------
                                                George Miller, President

STATE OF MARYLAND     )
                      )
COUNTY OF HARFORD     )

      On this 22 day of March 1995, before me, the subscriber, a Notary Public of the State aforesaid, George Miller, personally appeared, who acknowledged himself to be the President of Maryland Day Care Centers, Inc., and that he, as such officer, being authorized so to do, executed the foregoing Corporate Guaranty for the purposes therein contained, by signing the name of the corporation by himself as such officer.

      IN WITNESS WHEREOF I have hereunto set my hand and official seal.


                                Notary Public /s/ Christine E. Cooney
                                              ----------------------------------

                                                 CHRISTINE E. COONEY
                                           NOTARY PUBLIC STATE OF MARYLAND
My Commission Expires:              My Commission Expires June [Illegible], 1998
                                    --------------------------------------------

(NOTARIAL SEAL)

FILE:KIDCDM4Y.WK4
AS OF 03/20/95

                                    EXHIBIT E
                        GYRODYNE COMPANY OF AMERICA, INC.
                           CARIN PEREZ AND LOUIS PEREZ
                            C.O.L ADJUSTMENT SCHEDULE
            5% INCREASE FIRST 3 YEARS AND 4% RATE INCREASE THEREAFTER

                                                BASE
                                               RENTAL          YEAR         REVENUE
*'PER SQ. FT  $17.50   11630 SQFT   ANNUAL   $203,525.00    SEP95-AUG96  $  203,525.00
               GROSS               MONTHLY   $ 16,960.42    SEP96-AUG97  $  211,953.84  5% INCREASE
                                                            SEP97-AUG98  $  220,804.13  5% INCREASE
                                                            SEP98-AUG99  $  230,096.33  5% INCREASE
                                                            SEP99-AUG00  $  237,902.88  4% INCREASE
                                                            SEP00-AUG01  $  246,021.07  4% INCREASE
                                                                         -------------
           TOTAL RENTAL INCOME FIRST 6 YRS                               $1,350,303.84
                                                                         -------------
                                                            SEP01-AUG02  $  254,463.98  4% INCREASE
                                                            SEP02-AUG03  $  263,244.62  4% INCREASE
                                                            SEP03-AUG04  $  272,376.47  4% INCREASE
                                                            SEP04-AUG05  $  281,873.61  4% INCREASE
                                                            SEP05-AUG06  $  291,750.63  4% INCREASE
                                                                         -------------
           TOTAL RENTAL INCOME SECOND 5 YRS                              $1,363,709.31
                                                                         -------------
           TOTAL RENTAL FIRST 11 YEARS                                   $2,714,013.15
                                                                         -------------
                                                                                         AVERAGE COST   MONTHLY
                                                BASE                                       PER SQ FT      RENT
                                               RENTAL          YEAR         REVENUE
*'PER SQ. FT  $17.50   11630 SQFT   ANNUAL   $203,525.00    SEP95-AUG96  $  203,525.00      $17.50     $16,960.42
               GROSS               MONTHLY   $ 16,960.42    SEP96-AUG97  $  211,953.84      $18.22     $17,662.82
                                                            SEP97-AUG98  $  220,804.13      $18.99     $18,400.34
                                                            SEP98-AUG99  $  230,096.33      $19.78     $19,174.74
                                                            SEP99-AUG00  $  237,902.88      $20.46     $19,825.24
                                                            SEP00-AUG01  $  246,021.07      $21.15     $20,501.76
                                                                         ----------------------------------------
           TOTAL RENTAL INCOME FIRST 6 YRS                               $1,350,303.84      $19.35     $18,754.22
                                                                         ----------------------------------------
                                                            SEP01-AUG02  $  254,463.98      $21.88     $21,205.33
                                                            SEP02-AUG03  $  263,244.62      $22.63     $21,937.05
                                                            SEP03-AUG04  $  272,376.47      $23.42     $22,698.04
                                                            SEP04-AUG05  $  281,873.61      $24.24     $23,489.47
                                                            SEP05-AUG06  $  291,750.63      $25.09     $24,312.55
                                                                         ----------------------------------------
           TOTAL RENTAL INCOME SECOND 5 YRS                              $1,363,709.31      $23.45     $22,728.49
                                                                         ----------------------------------------
           TOTAL RENTAL FIRST 11 YEARS                                   $2,714,013.15      $21.21     $20,560.71
                                                                         ----------------------------------------

                                                                                                      ANNUAL
                                                                             COLA        MONTHLY       COLA
                                                BASE                       BASE (A)   COLA INCREASE  INCREASE
                                               RENTAL          YEAR
*'PER SQ. FT  $17.50   11630 SQFT   ANNUAL   $203,525.00    SEP95-AUG96  $168,576.85
               GROSS               MONTHLY   $ 16,960.42    SEP96-AUG97  $177,005.69     $702.40     $8,428.84
                                                            SEP97-AUG98  $185,855.98     $737.52     $8,850.28
                                                            SEP98-AUG99  $195,148.78     $774.40     $9,292.80
                                                            SEP99-AUG00  $202,954.73     $650.50     $7,805.95
                                                            SEP00-AUG01  $211,072.92     $676.52     $8,118.19

           TOTAL RENTAL INCOME FIRST 6 YRS

                                                            SEP01-AUG02  $219,515.83     $703.58     $8,442.92
                                                            SEP02-AUG03  $228,296.47     $731.72     $8,780.63
                                                            SEP03-AUG04  $237,428.32     $760.99     $9,131.86
                                                            SEP04-AUG05  $246,925.46     $791.43     $9,497.13
                                                            SEP05-AUG06  $256,802.48     $823.08     $9,877.02

           TOTAL RENTAL INCOME SECOND 5 YRS

           TOTAL RENTAL FIRST 11 YEARS

                                                BASE
                                               RENTAL          YEAR         REVENUE
*'PER SQ. FT  $16.50   11630 SQFT   ANNUAL   $191,895.00    SEP95-AUG96  $  191,895.00
               GROSS               MONTHLY   $ 15,991.25    SEP96-AUG97  $  199,742.34  5% INCREASE
                                                            SEP97-AUG98  $  207,982.05  5% INCREASE
                                                            SEP98-AUG99  $  216,633.75  5% INCREASE
                                                            SEP99-AUG00  $  223,901.17  4% INCREASE
                                                            SEP00-AUG01  $  231,459.29  4% INCREASE
                                                                         -------------
           TOTAL RENTAL INCOME FIRST 6 YRS                               $1,271,613.60
                                                                         -------------
                                                            SEP01-AUG02  $  239,319.74  4% INCREASE
                                                            SEP02-AUG03  $  247,494.60  4% INCREASE
                                                            SEP03-AUG04  $  255,996.46  4% INCREASE
                                                            SEP04-AUG05  $  264.838.39  4% INCREASE
                                                            SEP05-AUG06  $  274,034.00  4% INCREASE
                                                                         -------------
           TOTAL RENTAL INCOME SECOND 5 YRS                              $1,281,683.19
                                                                         -------------
           TOTAL RENTAL FIRST 11 YEARS                                   $2,553,296.80
                                                                         -------------

           REVENUE FOR 11 YEARS @ $17.50                                 $2,714,013.15
           REVENUE FOR 11 YEARS @ $16.50                                 $2,553,296.80
                                                                         -------------
           AMOUNT OF DISCOUNT                                            $  160,716.35
                                                                         =============

                                                                                         AVERAGE COST   MONTHLY
                                                BASE                                       PER SQ FT      RENT
                                               RENTAL          YEAR         REVENUE
*'PER SQ. FT  $16.50   11630 SQFT   ANNUAL   $191,895.00    SEP95-AUG96  $  191,895.00      $16.50     $15,991.25
               GROSS               MONTHLY   $ 15,991.25    SEP96-AUG97  $  199,742.34      $17.17     $16,645.20
                                                            SEP97-AUG98  $  207,982.05      $17.88     $17,331.84
                                                            SEP98-AUG99  $  216,633.75      $18.63     $18,052.81
                                                            SEP99-AUG00  $  223,901.17      $19.25     $18,658.43
                                                            SEP00-AUG01  $  231,459.29      $19.90     $19,288.27
                                                                         ----------------------------------------
           TOTAL RENTAL INCOME FIRST 6 YRS                               $1,271,613.60      $18.22     $17,661.30
                                                                         ----------------------------------------
                                                            SEP01-AUG02  $  239,319.74      $20.58     $19,943.31
                                                            SEP02-AUG03  $  247,494.60      $21.28     $20,624.55
                                                            SEP03-AUG04  $  255,996.46      $22.01     $21,333.04
                                                            SEP04-AUG05  $  264.838.39      $22.77     $22,069.87
                                                            SEP05-AUG06  $  274,034.00      $23.56     $22,836.17
                                                                         ----------------------------------------
           TOTAL RENTAL INCOME SECOND 5 YRS                              $1,281,683.19      $22.04     $21,361.39
                                                                         ----------------------------------------
           TOTAL RENTAL FIRST 11 YEARS                                   $2,553,296.80      $19.96     $19,343.16
                                                                         ----------------------------------------

           REVENUE FOR 11 YEARS @ $17.50                                 $2,714,013.15
           REVENUE FOR 11 YEARS @ $16.50                                 $2,553,296.80
                                                                         -------------
           AMOUNT OF DISCOUNT                                              $160,716.35
                                                                         =============

                                                                                                      ANNUAL
                                                                             COLA        MONTHLY       COLA
                                                BASE                       BASE (A)   COLA INCREASE  INCREASE
                                               RENTAL          YEAR
*'PER SQ. FT  $16.50   11630 SQFT   ANNUAL   $191,895.00    SEP95-AUG96  $156,946.85
               GROSS               MONTHLY   $ 15,991.25    SEP96-AUG97  $164,794.19     $653.95     $7,847.34
                                                            SEP97-AUG98  $173,033.90     $686.64     $8,239.71
                                                            SEP98-AUG99  $181,685.60     $720.97     $8,651.70
                                                            SEP99-AUG00  $188,953.02     $605.62     $7,267.42
                                                            SEP00-AUG01  $196,511.14     $629.84     $7,558.12

           TOTAL RENTAL INCOME FIRST 6 YRS

                                                            SEP01-AUG02  $204,371.59     $655.04     $7,860.45
                                                            SEP02-AUG03  $212,546.45     $681.24     $8,174.86
                                                            SEP03-AUG04  $221,048.31     $708.49     $8,501.86
                                                            SEP04-AUG05  $229,890.24     $736.83     $8,841.93
                                                            SEP05-AUG06  $239,085.85     $766.30     $9,195.61

           TOTAL RENTAL INCOME SECOND 5 YRS

           TOTAL RENTAL FIRST 11 YEARS


           REVENUE FOR 11 YEARS @ $17.50
           REVENUE FOR 11 YEARS @ $16.50

           AMOUNT OF DISCOUNT

LEASE CALCULATED WITH 3 MONTHS FREE RENT AND DISCOUNT OF $160,716.35 APPLIED IN
                               FIRST THREE YEARS

                                                                          UNADJUSTED
                                                BASE                       REVENUE @
                                               RENTAL          YEAR          $17.50
*'PER SQ. FT  $17.50   11630 SQFT   ANNUAL   $203,525.00    SEP95-AUG96  $  203,525.00  3MO RENT FREE
               GROSS               MONTHLY   $ 16,960.42    SEP96-AUG97  $  211,953.84  5% INCREASE
                                                            SEP97-AUG98  $  220,804.13  5% INCREASE
                                                            SEP98-AUG99  $  230,095.93  5% INCREASE
                                                            SEP99-AUG00  $  237,902.88  4% INCREASE
                                                            SEP00-AUG01  $  246,021.07  4% INCREASE
                                                                         -------------
           TOTAL RENTAL INCOME FIRST 6 YRS                               $1,350,303.84
                                                                         -------------
                                                            SEP01-AUG02  $  254,463.98  4% INCREASE
                                                            SEP02-AUG03  $  263,244.62  4% INCREASE
                                                            SEP03-AUG04  $  272,376.47  4% INCREASE
                                                            SEP04-AUG05  $  281,873.61  4% INCREASE
                                                            SEP05-AUG06  $  291,750.63  4% INCREASE
                                                                         -------------
           TOTAL RENTAL INCOME SECOND 5 YRS                              $1,363,709.31
                                                                         -------------
           TOTAL RENTAL FIRST 11 YEARS                                   $2,714,013.15
                                                                         -------------


                                                                          REVENUE LESS
                                                                          $1 PER SQ FT   AVERAGE COST   MONTHLY
                                                BASE                     DISCOUNT 3YRS     PER SQ FT      RENT
                                               RENTAL          YEAR      & 3 MO'S FREE
*'PER SQ. FT  $17.50   11630 SQFT   ANNUAL   $203,525.00    SEP95-AUG96  $  112,464.66      $ 9.67     $12,496.07
               GROSS               MONTHLY   $ 16,960.42    SEP96-AUG97  $  158,381.72      $13.62     $13,198.48
                                                            SEP97-AUG98  $  167,232.01      $14.38     $13,936.00
                                                            SEP98-AUG99  $  230,096.93      $19.78     $19,174.74
                                                            SEP99-AUG00  $  237,902.88      $20.46     $19,825.24
                                                            SEP00-AUG01  $  246,021.07      $21.15     $20,501.76
                                                                         ----------------------------------------
           TOTAL RENTAL INCOME FIRST 6 YRS                               $1,152,099.26      $16.51     $16,697.09
                                                                         ----------------------------------------
                                                            SEP01-AUG02  $  254,463.98      $21.88     $21,205.33
                                                            SEP02-AUG03  $  263,244.62      $22.63     $21,937.05
                                                            SEP03-AUG04  $  272,376.47      $23.42     $22,698.04
                                                            SEP04-AUG05  $  281,873.61      $24.24     $23,489.47
                                                            SEP05-AUG06  $  291,750.63      $25.09     $24,312.55
                                                                         ----------------------------------------
           TOTAL RENTAL INCOME SECOND 5 YRS                              $1,363,709.31      $23.45     $22,728.49
                                                                         ----------------------------------------
           TOTAL RENTAL FIRST 11 YEARS                                   $2,515,808.57      $19.67     $19,502.39
                                                                         ----------------------------------------


                                                                                                      ANNUAL
                                                                             COLA        MONTHLY       COLA
                                                BASE                       BASE (A)   COLA INCREASE  INCREASE
                                               RENTAL          YEAR
*'PER SQ. FT  $17.50   11630 SQFT   ANNUAL   $203,525.00    SEP95-AUG96  $168,576.85
               GROSS               MONTHLY   $ 16,960.42    SEP96-AUG97  $177,005.69     $702.40     $8,428.84
                                                            SEP97-AUG98  $185,855.98     $737.52     $8,850.28
                                                            SEP98-AUG99  $195,148.78     $774.40     $9,292.80
                                                            SEP99-AUG00  $202,954.73     $650.50     $7,805.95
                                                            SEP00-AUG01  $211,072.92     $676.52     $8,118.19

           TOTAL RENTAL INCOME FIRST 6 YRS

                                                            SEP01-AUG02  $219,515.83     $703.58     $8,442.92
                                                            SEP02-AUG03  $228,296.47     $731.72     $8,780.63
                                                            SEP03-AUG04  $237,428.32     $760.99     $9,131.86
                                                            SEP04-AUG05  $246,925.46     $791.43     $9,497.13
                                                            SEP05-AUG06  $256,802.48     $823.08     $9,877.02

           TOTAL RENTAL INCOME SECOND 5 YRS

           TOTAL RENTAL FIRST 11 YEARS

(A)   COLA BASE IS LOWER THAN THE BASE RENTAL BY $34,948.15 ($3.005 x 11630 SQ
      FT)
(B) THREE MONTHS FREE RENT OF $37,488.22 IS BASED ON ANNUAL NET RENT AFTER 1/3 OF THE DISCOUNT ($203,525-$53,572.12/ 12 X3)

A 35--Lease, Business, Premises.                JULIUS BLUMBERG, INC., LAW BLANK
      Loft, Office or Store. 2-65                                     PUBLISHERS

This Lease made the 23RD day of MARCH 1995, between

      GYRODYNE COMPANY OF AMERICA, INC.

hereinafter referred to as LANDLORD, and

      CARIN PEREZ AND LUIS PEREZ

hereinafter jointly, severally and collectively referred to as TENANT.

            Witnesseth, that the Landlord hereby leases to the Tenant, and the Tenant hereby hires and takes from the Landlord AN AREA DEEMED TO BE APPROXIMATELY 11,630 SQUARE FEET OF SPACE in the building known as 7 FLOWERFIELD -- SUITE 44 to be used and occupied by the Tenant AS A DAY CARE CENTER

OR ABOUT SEPTEMBER 1, 1995 IN ACCORDANCE WITH ADDENDUM SECTION V, 4 and for no
other purpose, for a term to commence on            19  , and to end
THE ELEVENTH ANNIVERSARY OF THE COMMENCEMENT DATE OF THE LEASE
on             19   , unless sooner terminated as hereinafter provided, at the
ANNUAL RENT of ONE HUNDRED FORTY NINE THOUSAND NINE HUNDRED FIFTY TWO DOLLARS AND EIGHTY FOUR CENTS ($149,952.84) WHICH SHALL BE SUBJECT TO ADJUSTMENT PURSUANT TO THE COVENANTS HEREIN INCLUDING AND NOT RESTRICTED TO SECTION V, PARAGRAPHS 4, (a), (b), (c), (d), (e) and (f).

all payable in equal monthly instalments in advance on the first day of each and every calendar month during said term, monthly installments of twelve thousand four hundred ninety six dollars and seven cents ($12,496.07) except the first instalment, which shall be paid upon the execution hereof.

      THE TENANT JOINTLY AND SEVERALLY COVENANTS:

      FIRST.--That the Tenant will pay the rent as above provided.

REPAIRS

ORDINANCES AND VIOLATIONS

ENTRY

INDEMNIFY LANDLORD

      SECOND.--That, throughout said term the Tenant will take good care of the demised premises, fixtures and appurtenances, and all alterations, additions and Improvements to either; make all repairs in and about the same necessary to preserve them in good order and condition, which repairs shall be, In quality and class, equal to the original work; promptly pay the expense of such repairs; suffer no waste or injury; give prompt notice to the Landlord of any fire that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force (except those requiring structural alterations), applicable to the demised premises or to the Tenant's occupation thereof, of the Federal, State and Local Governments, and of each and every department, bureau and official thereof, and of the New York Board of Fire Underwriters; permit at all times during usual business hours, the Landlord and representatives of the Landlord to enter the demised premises for the purpose of inspection, and to exhibit them for purposes of sale or rental; suffer the Landlord to make repairs and improvements to all parts of the building, and to comply with all orders and requirements of governmental authority applicable to said building or to any occupation thereof; suffer the Landlord to erect, use, maintain, repair and replace pipes and conduits in the demised premises and to the floors above and below; forever indemnify and save harmless the Landlord for and against any and all liability, penalties, damages, expenses and judgments arising from injury during said term to person or property of any nature, occasioned wholly or in part by any act or acts, omission or omissions of the Tenant, or of the employees, guests, agents, assigns or undertenants of the Tenant and also for any matter or thing growing out of the occupation of the demised premises or of the streets, sidewalks or vaults adjacent thereto; permit, during the six months next prior to the expiration of the term the usual notice "To Let" to be placed and to remain unmolested in a conspicuous place upon the exterior of the demised premises; repair, at or before the end (of the term, all injury done by the installation or removal of furniture and property; and at the end of the term, to (quit and surrender the demised premises with all alterations, additions and improvements in good order and condition.**

MOVING INJURY SURRENDER

NEGATIVE COVENANTS

OBSTRUCTION SIGNS

AIR CONDITIONING

      THIRD.--That the Tenant will not disfigure or deface any part of the building, or suffer the same to be done, except so far as may be necessary to affix such trade fixtures as are herein consented to by the Landlord; the Tenant will not obstruct, or permit the obstruction of the street or the sidewalk adjacent thereto; will not do anything, or suffer anything to be done upon the demised premises which will increase the rate of fire insurance upon the building or any of its contents, or be liable to cause structural injury to said building; will not permit the accumulation of waste or refuse matter, and will not, without the written consent of the Landlord first obtained in each case, either sell, assign, mortgage or transfer this lease, underlet the demised premises or any part thereof, permit the same or any part thereof to be occupied by anybody other than the Tenant and the Tenant's employees, make any alterations in the demised premises, use the demised premises or any part thereof for any purpose other than the one first above stipulated, or for any purpose deemed extra hazardous on account of fire risk, nor in violation of any law or ordinance. That the Tenant will not obstruct or permit the obstruction of the light, halls, stairway or entrances to the building, and will not erect or inscribe any sign, signals or advertisements unless and until the style and location thereof have been approved by the Landlord; and if any be erected or inscribed without such approval, the Landlord may remove the same. No water cooler, air conditioning unit or system or other apparatus shall be installed or used without the prior written consent of Landlord.

* Landlord warranty for improvements to the demised premises is for a 1 year period beginning on "Commencement Date"

      IT IS MUTUALLY COVENANTED AND AGREED, THAT

FIRE CLAUSE

      FOURTH.--If the demised premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, the damages shall be repaired by and at the expense of Landlord and the rent until such repairs shall be made shall be apportioned according to the part of the demised premises which is usable by Tenant. But if such partial damage is due to the fault or neglect of Tenant, Tenant's servants, employees, agents, visitors or licensees, without prejudice to any other rights and remedies of Landlord and without prejudice to the rights of subrogation of Landlord's insurer, the damages shall be repaired by Landlord but there shall he no apportionment or abatement of rent. No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, and for reasonable delay on account of "labor troubles", or any other cause beyond Landlord's control. If the demised premises are totally damaged or are rendered wholly untenantable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then or in any of such events Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall be given as in Paragraph Twelve hereof provided, and thereupon the term of this lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord. If Tenant shall not be in default under this lease then, upon the termination of this lease under the conditions provided for in the sentence immediately preceding, Tenant's liability for rent shall cease as of the day following the casualty. Tenant hereby expressly waives the provisions of Section 227 of the Real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof. If the damage or destruction be due to the fault or neglect of Tenant the debris shall be removed by, and at the expense of, Tenant.

EMINENT DOMAIN

      FIFTH.--If the whole or any part of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose then the term hereby granted shall cease from the time when possession of the part so taken shall be required for such public purpose and without apportionment of award, the Tenant hereby assigning to the Landlord all right and claim to any such award, the current rent, however, in such case to be apportioned.

LEASE NOT IN EFFECT

DEFAULTS

TEN DAY NOTICE

      SIXTH.--If, before the commencement of the term, the Tenant be adjudicated a bankrupt, or make a "general assignment," or take the benefit of any insolvent act, or if a Receiver or Trustee be appointed for the Tenant's property, or if this lease or the estate of the Tenant hereunder be transferred or pass to or devolve upon any other person or corporation, or if the Tenant shall default in the performance of any agreement by the Tenant contained in any other lease to the Tenant by the Landlord or by any corporation of which an officer of the Landlord is a Director, this lease shall thereby, at the option of the Landlord, be terminated and in that case, neither the Tenant nor anybody claiming under the Tenant shall be entitled to go into possession of the demised premises. If after the commencement of the term, any of the events mentioned above in this subdivision shall occur, or if Tenant shall make default in fulfilling any of the covenants of this lease, other than the covenants for the payment of rent or "additional rent" or if the demised premises become vacant or deserted, the Landlord may give to the Tenant ten days' notice of intention to end the term of this lease, and thereupon at the expiration of said ten days' (if said condition which was the basis of said notice shall continue to exist) the term under this lease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term and the Tenant will then quit and surrender the demised premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

RE-POSSESSION BY LANDLORD

RE-LETTING

WAIVER BY TENANT

      If the Tenant shall make default in the payment of the rent reserved hereunder, or any item of "additional rent" herein mentioned, or any part of either or in making any other payment herein provided for, or if the notice last above provided for shall have been given and if the condition which was the basis of said notice shall exist at the expiration of said ten days' period, the Landlord may immediately, or at any time thereafter, re-enter the demised premises and remove all person and all or any property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and re-possess and enjoy said premises together with all additions, alterations and improvements. In any such case or in the event that this lease be "terminated" before the commencement of the term, as above provided, the Landlord may either re-let the demised premises or any part or parts thereof for the Landlord's own account, or may, at the Landlord's option, re-let the demised premises or any part or parts thereof as the agent of the Tenant, and receive the rents therefor, applying the same first to the payment of such expenses as the Landlord may have incurred, and then to the fulfillment of the covenants of the Tenant herein, and the balance, if any, at the expiration of the term first above provided for, shall be paid to the Tenant. Landlord may rent the premises for a term extending beyond the term hereby granted without releasing Tenant from any liability.* In the event that the term of this lease shall expire as above in this subdivision "Sixth" provided, or terminate by summary proceedings or otherwise, and if the Landlord shall not re-let the demised premises for the Landlord's own account, then, whether or not the premises be re-let, the Tenant shall remain liable for, and the Tenant hereby agrees to pay to the Landlord, until the time when this lease would have expired but for such termination or expiration, the equivalent of the amount of all of the rent and "additional rent" reserved herein, less the avails of reletting, if any, and the same shall be due and payable by the Tenant to the Landlord on the several rent days above specified, that is, upon each of such rent days the Tenant shall pay to the Landlord the amount of deficiency then existing. The Tenant hereby expressly waives any and all right of redemption in case the Tenant shall be dispossessed by judgment or warrant of any court of judge, and the Tenant waives and will waive all right to trial by jury in any summary proceedings hereafter instituted by the Landlord against the Tenant in respect to the demised premises. The word "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

*Tenant liability is restricted to the end of the lease term.

REMEDIES ARE CUMULATIVE

      In the event of a breach or threatened breach by the Tenant of any of the covenants or provisions hereof, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

LANDLORD MAY PERFORM

ADDITIONAL RENT

      SEVENTH.--If the Tenant shall make default in the performance of any covenant herein contained, the Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of the Tenant. If a notice of mechanic's lien be filed against the demised premises or against premises of which the demised premises are part, for, or purporting to be for, labor or material alleged to have been furnished, or to be furnished to or for the Tenant at the demised premises, and if the Tenant shall fail to take such action as shall cause such lien to be discharged within fifteen days after the filing of such notice, the Landlord may pay the amount of such lien or discharge the same by deposit or by bonding proceedings, and in the event of such deposit or bonding proceedings, the Landlord may require the lienor to prosecute an appropriate action to enforce the lienor's claim. In such case, the Landlord may pay any judgment recovered on such claim. Any amount paid or expense incurred by the Landlord as in this subdivision of this lease provided, and any amount as to which the Tenant shall at any time be in default for or in respect to the use of water, electric current or sprinkler supervisory service, and any expense incurred or sum of money paid by the Landlord by reason of the failure of the Tenant to comply with any provision hereof, or in defending any such action, shall be deemed to be "additional rent" for the demised premises, and shall be due and payable by the Tenant to the Landlord on the first day of the next following month, or, at the option of the Landlord, on the first day of any succeeding month. The receipt by the Landlord of any instalment of the regular stipulated rent hereunder or any of said "additional rent" shall not be a waiver of any other "additional rent" then due.

AS TO WAIVERS

      EIGHTH.--The failure of the Landlord to insist, in any one or more instances upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord. Even though the Landlord shall consent to an assignment hereof no further assignment shall be made without express consent in writing by the Landlord.

COLLECTION OF RENT FROM OTHERS

      NINTH.--If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than the Tenant the Landlord may collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and underletting, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of the Tenant from the further performance by the Tenant of the covenants herein contained on the part of the Tenant.

MORTGAGES

[VOID]

IMPROVEMENTS

      ELEVENTH.--All improvements made by the Tenant to or upon the demised premises, except said trade fixtures, shall when made, at once be deemed to be attached to the freehold, and become the property of the Landlord, and at the end or other expiration of the term, shall be surrendered to the Landlord in as good order and condition as they were when installed, reasonable wear and damages by the elements excepted.

NOTICES

[VOID]

NO LIABILITY

      THIRTEENTH.--The Landlord shall not be liable for any failure of water supply or electrical current, sprinkler damage, or failure of sprinkler service, nor for injury or damage to person or property caused by the elements or by other tenants or persons in said building, or resulting from steam, gas, electricity, water, rain or snow, which may leak or flow from any pant of said buildings, or from the pipes, appliances or plumbing works of the same, or from the street or sub-surface, or from any other place, nor for interference with light or other incorporeal hereditaments by anybody other than the Landlord, or caused by operations by or for a governmental authority in construction of any public or quasi-public work, neither shall the Landlord be liable for any latent defect in the building,

NO ABATEMENT

      FOURTEENTH.--No diminution or abatement of rent, or other compensation shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services," if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

RULES, ETC.

      FIFTEENTH.--The Landlord may prescribe and regulate the placing of safes, machinery, quantities of merchandise and other things. The Landlord may also prescribe and regulate which elevator and entrances shall be used by the Tenant's employees, and for the Tenant's shipping. The Landlord may make such other and further rules and regulations as, in the Landlord's judgment, may from time to time be needful for the safety, care or cleanliness of the building, and for the preservation of good order therein. The Tenant and the employees and agents of the Tenant will observe and conform to all such rules and regulations.

SHORING OF WALLS

[VOID]

VAULT SPACE

[VOID]

ENTRY

      EIGHTEENTH.--That during seven months prior to the expiration of the term hereby granted, applicants shall be admitted at all reasonable hours of the day to view the premises until rented; and the Landlord and the Landlord's agents shall be permitted at any time during the term to visit and examine them at any reasonable hour of the day, and workmen may enter at any time, when authorized by the Landlord or the Landlord's agents, to make or facilitate repairs in any part of the building; and if the said Tenant shall not be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, the Landlord or the Landlord's agents may forcibly enter the same without rendering the Landlord or such agents liable to any claim or cause of action for damages by reason thereof (if during such entry the Landlord shall accord reasonable care to the Tenant's property) and without in any manner affecting the obligations and covenants of this lease; it is, however, expressly understood that the right and authority hereby reserved, does not impose, nor does the Landlord assume, by reason thereof, any responsibility or liability whatsoever for the care or supervision of said premises, or any of the pipes, fixtures appliances or appurtenances therein contained or therewith in any manner connected. ***

NO REPRESENTATIONS

      NINETEENTH.--The Landlord has made no representations or promises in respect to said building or to the demised premises except those contained herein, and those, if any, contained in some written communication to the Tenant, signed by the Landlord. This instrument may not be changed, modified, discharged or terminated orally.

ATTORNEY'S FEES

      TWENTIETH.--If the Tenant shall at any time be in default hereunder, and if the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, then the Tenant will reimburse the Landlord for the expense of attorneys' fees and disbursements thereby incurred by the Landlord, so far as the same are reasonable in amount. Also so long as the Tenant shall be a tenant hereunder the amount of such expenses shall be deemed to be "additional rent" hereunder and shall be due from the Tenant to the Landlord on the first day of the month following the incurring of such respective expenses.

POSSESSION

      TWENTY-FIRST.--Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, or due to a prior Tenant wrongfully holding over or any other person wrongfully in possession or for any other reason: in such event the rent shall not commence until possession is given or is available, but the term herein shall not be extended.

***This provision alludes to the minimum access granted to Landlord and is meant t[Illegible]

THE TENANT FURTHER COVENANTS:

IF A FIRST FLOOR

[VOID]

INCREASED FIRE INSURANCE RATE

      TWENTY-THIRD.--If by reason of the conduct upon the demised premises of a business not herein permitted, or if by reason of the improper or careless conduct of any business upon or use of the demised premises, the fire insurance rate shall at any time be higher than it otherwise would be, then the Tenant will reimburse the Landlord, as additional rent hereunder, for that part of all fire insurance premiums hereafter paid out by the Landlord which shall have been charged because of the conduct of such business not so permitted, or because of the improper or careless conduct of any business upon or use of the demised premises, and will make such reimbursement upon the first day of the month following such outlay by the Landlord; but this covenant shall not apply to a premium for any period beyond the expiration date of this lease, first above specified. In any action or proceeding wherein the Landlord and Tenant are parties, a schedule or "make up" of rate for the building on the demised premises, purporting to have been issued by New York Fire Insurance Exchange, or other body making fire insurance rates for the demised premises, shall be prima facie evidence of the facts therein stated and of the several items and charges included in the fire insurance rate then applicable to the demised premises.

WATER RENT

SEWER

      TWENTY-FOURTH.--If a separate water meter be installed for the demised premises, or any part thereof, the Tenant will keep the same in repair and pay the charges made by the municipality or water supply company for or in respect to the consumption of water, as and when bills therefor are rendered. If the demised premises, or any part thereof, be supplied with water through a meter which supplies other premises, the Tenant will pay to the Landlord, as and when bills are rendered therefor, the Tenant's proportionate part of all charges which the municipality or water supply company shall make for all water consumed through said meter, as indicated by said meter. Such proportionate part shall be fixed by apportioning the respective charge according to floor area against all of the rentable floor area in the building (exclusive of the basement) which shall have been occupied during the period of the respective charges, taking into account the period that each part of such area was occupied. Tenant agrees to pay as additional rent the Tenant's proportionate part, determined as aforesaid, of the sewer rent or charge imposed or assessed upon the building of which the premises are a part.

ELECTRIC CURRENT

      TWENTY-FIFTH.--That the Tenant will purchase from the Landlord, if the Landlord shall so desire, all electric current that the Tenant requires at the demised premises, and will pay the Landlord for the same, as the amount of consumption shall be indicated by the meter furnished therefor. The price for said current shall be the same as that charged for consumption similar to that of the Tenant by the company supplying electricity in the same community. Payments shall be due as and when bills shall be rendered. The Tenant shall comply with like rules, regulations and contract provisions as those prescribed by said company for a consumption similar to that of the Tenant.

SPRINKLER SYSTEM

      TWENTY-SIXTH.--If there now is or shall be installed in said building a "sprinkler system" the Tenant agrees to keep the appliances thereto in the demised premises in repair and good working condition, and if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the State or local government requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or if such changes, modifications, alterations, additional sprinkler heads or other equipment in the demised premises are necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any Fire Insurance Company, the Tenant will at the Tenant's own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. As additional rent hereunder the Tenant will pay to the Landlord, annually in advance, throughout the term $ a prorata portion toward the contract price for sprinkler supervisory service.

SECURITY

      TWENTY-SEVENTH.--The sum of see paragraph #1 of Addendum Sec. V
Dollars is deposited by the Tenant herein with the Landlord herein as security for the faithful performance of all the covenants and conditions of the lease by the said Tenant. If the Tenant faithfully performs all the covenants and conditions on his part to be performed, then the sum deposited shall be returned to said Tenant.

NUISANCE

      TWENTY-EIGHTH.--This lease is granted and accepted on the especially understood and agreed condition that the Tenant will conduct his business in such a manner, both as regards noise and kindred nuisances, as will in no wise interfere with, annoy, or disturb any other tenants, in the conduct of their several businesses, or the landlord in the management of the building; under penalty of forfeiture of this lease and consequential damages.

BROKERS COMMISSIONS

      TWENTY-NINTH.--The Landlord hereby recognizes no broker as the broker who negotiated and consummated this lease with the Tenant herein, and agrees that if, as, and when the Tenant exercises the option, if any, contained herein to renew this lease, or fails to exercise the option, if any, contained therein to cancel this lease, the Landlord will pay to said broker a further commission in accordance with the rules and commission rates of the Real Estate Board in the community. A sale, transfer, or other disposition of the Landlord's interest in said lease shall not operate to defeat the Landlord's obligation to pay the said commission to the said broker. The Tenant herein hereby represents to the Landlord that the said broker is the sole and only broker who negotiated and consummated this lease with the Tenant.

WINDOW CLEANING

[VOID]

VALIDITY

      THIRTY-FIRST.--The invalidity or unenforceability of any provision of this lease shall in no way affect the validity or enforceability of any other provision hereof.

EXECUTION & DELIVERY OF LEASE

      THIRTY-SECOND.--In order to avoid delay, this lease has been prepared and submitted to the Tenant for signature with the understanding that it shall not bind the Landlord unless and until it is executed and delivered by the Landlord.

EXTERIOR OF THE PREMISES

[VOID]

PLATE GLASS

      THIRTY-FOURTH.--The Landlord shall replace at the expense of the Tenant any and all broken glass in the skylights, doors and walls in and about the demised premises. The Landlord may insure and keep insured all plate glass in the skylights, doors and walls in the demised premises, for and in the name of the Landlord and bills for the premiums therefor shall be rendered by the Landlord to the Tenant at such times as the Landlord may elect, and shall be due from and payable by the Tenant when rendered, and the amount thereof shall be deemed to be, and shall be paid as, additional rent.

WAR EMERGENCY

      THIRTY-FIFTH.--This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

THE LANDLORD COVENANTS

QUIET POSSESSION

      FIRST.--That if and so long as the Tenant pays the rent and "additional rent" reserved hereby, and performs and observes the covenants and provisions hereof, the Tenant shall quietly enjoy the demised premises, subject, however, to the terms of this lease, and to the mortgages above mentioned, provided however, that this covenant shall be conditioned upon the retention of title to the premises by Landlord.

ELEVATOR HEAT

[VOID]

      And it is mutually understood and agreed that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

      In Witness Whereof, the Landlord and Tenant have respectively signed and sealed these presents the day and year first above written,

                                    GYRODYNE COMPANY OF AMERICA, INC.

                                    BY: /s/ [Illegible]
                                    --------------------------------------[L.S.]
                                                                        Landlord

IN PRESENCE OF:

                                    BY: /s/ CARIN PEREZ
                                    --------------------------------------------
                                    CARIN PEREZ -- TENANT

                                    BY: /s/ LUIS PEREZ
                                    --------------------------------------[L.S.]
                                    LUIS PEREZ -- TENANT                  Tenant

State of New York, County of                ss:

     On the           day of       19  , before me personally came
                  , to me known, who, being by me duly sworn, did depose and say
that he resides at                       ; that he is                         of
                    , the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

State of New York, County of SUFFOLK        ss:

      On the 23 day of March 19 , before me personally came ALEX KROWZOW, to me known, who, being by me duly sworn, did depose and say that he resides at
                       ; that he is                                 of
MARYLAND DAY CARE CENTER, INC. the corporation described in and which executed the within instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

State of New York, County of SUFFOLK        ss:

      On the 23 day of MARCH 19 , before me personally came CARIN PEREZ to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged that he executed the same.


                                                    /s/ Joseph L. Dorn

                                                        JOSEPH L. DORN
                                                NOTARY PUBLIC, State of New York
                                                  No. 4894804, Suffolk County
                                               Commission Expires April 20, 1995
State of New York, County of SUFFOLK        ss:

      On the 23 day of MARCH 19 , before me personally came LUIS PEREZ, subscribing witness to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did depose and say, that he resided, at the time of the execution of said instrument, and
still resides, in                 that he is and then was acquainted with
                           , and knew             to be                     the
individual described in and who executed the foregoing instrument; and that he,
said subscribing witness, was present and saw              execute the same;
and that he, said witness, thereupon at the same time subscribed his name as witness thereto.


                                                    /s/ Joseph L. Dorn

                                                        JOSEPH L. DORN
                                                NOTARY PUBLIC, State of New York
                                                  No. 4894804, Suffolk County
                                               Commission Expires April 20, 1995

================================================================================

BUILDING FLOWERFIELD 7
        ------------------------------------------------------------------------

Premises SUITE 44
        ------------------------------------------------------------------------

================================================================================

                       GYRODYNE COMPANY OF AMERICA, INC.

                                                                        Landlord

                                       to

                           CARIN PEREZ AND LUIS PEREZ

                                                                          Tenant

================================================================================

                                   L E A S E

================================================================================


================================================================================

                                   C0 GUARANTY

      In consideration of the letting of the premises within mentioned to the Tenant within named, and of the sum of One Dollar, to the undersigned in hand paid by the Landlord within named, the undersigned hereby guarantees to the Landlord and to the heirs, successors and/or assigns of the Landlord, the payment by the Tenant of the rent, within provided for, and the performance by the Tenant of all of the provisions of the within lease. Notice of all defaults is waived, and consent is hereby given to all extensions of time that any Landlord may grant.

      Dated,                  19            MARYLAND DAY CARE CENTER, INC.


                                            BY:_____________________________L.S.

STATE OF NEW YORK       COUNTY OF SUFFOLK             ss:

      On this 23RD day of MARCH, 1995, before me personally appeared LUIS PEREZ AND CARIN PEREZ to me known and known to me to be the individual described in and who executed the foregoing instrument, and duly acknowledged to me that he executed the same.

                                            CO-GUARANTY

                                        /s/ Luis Perez
                                        ----------------------------------------
     /s/ Joseph L. Dorn                     LUIS PEREZ
         JOSEPH L. DORN
 NOTARY PUBLIC, State of New York       /s/ Carin Perez
   No. 4894804, Suffolk County          ----------------------------------------
Commission Expires April 20, 1995           CARIN PEREZ